                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              DATAFLEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


          Common Stock, Employee Stock Options, Director Stock Options
          -------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          5,963,669 shares of Common Stock, Employee Stock Options to acquire 661,772 shares of Common Stock and Director Stock Options to acquire 50,000 shares of Common Stock
          -------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $4.10 per share of Common Stock (being the amount payable to the Registrant's Shareholders in the proposed merger)
          -------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          $25,533,542.78
          -------------------------------------------------------------------

     (5)  Total fee paid:

          $5,107
          -------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

     -------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


          -------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:


          -------------------------------------------------------------------
     (3)  Filing Party:


          -------------------------------------------------------------------
     (4)  Date Filed:


          -------------------------------------------------------------------

                      [LETTERHEAD OF DATAFLEX CORPORATION]

                                                                    May 19, 1998

Dear Fellow Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of Dataflex Corporation (the "Company") at 10:00 a.m. on June 26, 1998, at the Hyatt Hotel located at 300 Reunion Boulevard, Dallas, Texas 75207.

     At the special meeting, you will be asked to vote on the proposed merger between the Company, CompuCom Systems, Inc. ("CompuCom") and a subsidiary of CompuCom ("CompuCom Subsidiary"). If the merger is completed, CompuCom or CompuCom Subsidiary will pay $4.10 per share for each of your shares of the Company's common stock and then the Company will become a subsidiary of CompuCom.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the merger and has received the opinion of Raymond James & Associates, Inc., its financial advisor, that, as of April 9, 1998, the cash to be paid in the merger was fair to the Company and our shareholders from a financial point of view.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF OUR SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER.

     YOUR VOTE IS VERY IMPORTANT. The merger cannot be completed unless our shareholders approve it. Therefore, we have scheduled a special meeting of our shareholders to vote on the merger.

     Whether or not you expect to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date, and return your proxy without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. If you abstain or do not vote, it will have the effect of a vote against the merger. If you decide to attend the meeting and vote in person, you will, of course, have that opportunity.

     The enclosed proxy statement provides you with detailed information about the proposed merger. In addition, you may obtain information about the Company from documents that we have filed with the Securities and Exchange Commission. We encourage you to read the entire document carefully.

                                          Sincerely yours,

                                          Philip Doganiero
                                          Chairman of the Board

                              DATAFLEX CORPORATION
                              2145 CALUMET STREET
                           CLEARWATER, FLORIDA 34625

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  MAY 19, 1998

     Dataflex Corporation (the "Company") will hold a special meeting of shareholders (the "Special Meeting") on June 26, 1998, at 10:00 a.m., local time, at the Hyatt Hotel located at 300 Reunion Boulevard, Dallas, Texas 75207, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 10, 1998 (the "Merger Agreement"), by and among CompuCom Systems, Inc., a Delaware corporation ("CompuCom"), CompuCom Acquisition Corp., a Florida corporation and a wholly owned subsidiary of CompuCom ("CompuCom Subsidiary"), and the Company, pursuant to which: (i) CompuCom Subsidiary will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of CompuCom and (ii) each outstanding share of common stock, no par value per share, of the Company (the "Common Stock"), will be converted into the right to receive $4.10 in cash, without interest.

          2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof, including without limitation, potential adjournments or postponements of the Special Meeting for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement.

     The Company has fixed May 15, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     Because the Common Stock is listed on the Nasdaq Stock Market's National Market, holders of Common Stock entitled to vote on the Record Date who do not wish to accept $4.10 per share of Common Stock will not have a right of dissent with respect to the Merger Agreement in accordance with the applicable statutory procedures set forth in Section 607.1320 of the Florida Business Corporation Act. If the requisite vote is obtained and the Merger is consummated, each share of Common stock will be automatically converted into the right to receive $4.10. See "Proposal 1 -- The Merger -- No Right of Dissent."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE PROPOSALS, WHICH ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING PROXY STATEMENT. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special Meeting. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Merger.

                                          By Order of the Board of Directors,

                                          Deborah Medley
                                          Secretary

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................   iii
SUMMARY.....................................................     1
     The Company............................................     1
     CompuCom...............................................     1
     CompuCom Subsidiary....................................     1
     Our Reasons for the Merger.............................     1
     Our Recommendation.....................................     2
     The Merger.............................................     2
     What You Will Receive..................................     2
     The Shareholders' Meeting..............................     2
     Vote Required..........................................     2
     Interests of Certain Persons in the Merger.............     2
     Conditions to the Merger...............................     2
     Termination of the Merger Agreement....................     3
     Termination Fees.......................................     3
     Regulatory Approvals...................................     3
     Fairness Opinion of Financial Advisor..................     3
     Federal Income Tax Considerations......................     4
     Accounting Treatment...................................     4
     No Right of Dissent....................................     4
MARKET PRICES OF COMMON STOCK...............................     5
SELECTED CONSOLIDATED FINANCIAL DATA........................     6
THE COMPANIES...............................................     7
     The Company............................................     7
     CompuCom...............................................     7
     CompuCom Subsidiary....................................     8
THE SPECIAL MEETING.........................................     8
     General................................................     8
     Matters to be Considered at the Special Meeting........     8
     Record Date; Quorum; Voting at the Special Meeting.....     8
     Proxies; Revocation of Proxies.........................     9
     Solicitation of Proxies................................    10
PROPOSAL 1 -- THE MERGER....................................    10
     General................................................    10
     Background of the Merger...............................    10
     The Company's Reasons for the Merger; Recommendation of
      the Board of Directors................................    12
     Fairness Opinion of Financial Advisor..................    13
     Interests of Certain Persons in the Merger.............    15
     Accounting Treatment...................................    17
     Certain Federal Income Tax Consequences................    17
     Regulatory Approvals...................................    18
     Certain Consequences of the Merger.....................    18
     No Right of Dissent....................................    18
THE MERGER AGREEMENT........................................    19
     The Merger.............................................    19
     Effective Time.........................................    19
     Conversion of Shares...................................    19
     Exchange of Stock Certificates.........................    19
     Treatment of Stock Options.............................    20
     Representations and Warranties.........................    21

                                                              PAGE
                                                              ----
     Certain Covenants......................................    21
     Conditions to Effect the Merger........................    24
     Termination; Termination Fees and Expenses.............    24
     Amendment and Waiver...................................    25
SECURITY OWNERSHIP OF MANAGEMENT AND
  CERTAIN OTHER BENEFICIAL OWNERS...........................    26
SHAREHOLDER PROPOSALS.......................................    26
INDEPENDENT ACCOUNTANTS.....................................    27
WHERE YOU CAN FIND MORE INFORMATION.........................    27
FORWARD-LOOKING STATEMENTS..................................    28
APPENDIX I
     Agreement and Plan of Merger...........................   I-1
APPENDIX II
     Fairness Opinion of Financial Advisor..................  II-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT IS THE MERGER PROPOSAL? HOW WILL I BENEFIT?

A: We have agreed to merge Dataflex Corporation (the "Company") with a subsidiary of CompuCom Systems, Inc. ("CompuCom") in exchange for CompuCom paying $4.10 in cash for each of your shares. Following the Merger, you will no longer own any interest in the combined company.

Q:  WHEN AND WHERE IS THE SPECIAL MEETING?

A: The Special Meeting will take place at 10:00 a.m., local time, on June 26, 1998 at the Hyatt Hotel located at 300 Reunion Boulevard, Dallas, Texas 75207.

Q:  WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares will be represented at the Special Meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote for the Merger. If you do not send in your proxy or you abstain, it will have the effect of a vote against the Merger. The Board of Directors of the Company recommends voting in favor of the Merger.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Just mail or deliver a later-dated, signed proxy card so that the proxy card is received by the Company before the Special Meeting or attend the Special Meeting in person and tell the Secretary you want to cancel your proxy and vote in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares for you only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions, your broker will not vote your shares which will have the same effect as a vote against the Merger.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the Merger is completed, we will send you written instructions for exchanging your stock certificates.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:  We are working toward completing the Merger as quickly as possible.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS?

A: The Merger will be taxable to you unless you are exempt from tax. The gain or loss will be capital gain or loss for most shareholders. If you are an individual shareholder and have held the stock for more than a year but not more than 18 months, the maximum federal rate of tax on such capital gains will be 28%. If you are an individual shareholder and have held the stock for more than 18 months, the maximum federal rate of tax on such capital gains will be 20%. If you are an individual shareholder and have held your shares for one year or less, any capital gains will be taxed at ordinary income rates. Any capital losses are deductible only to the extent of capital gains plus, in the case of a shareholder that is an individual or a non-corporate entity, ordinary income of up to $3,000.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: For additional information about the merger, including information about how to complete and return your proxy card, please contact Shareholder Communications Corporation at 800-877-8579.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page 27.

THE COMPANY
Dataflex Corporation
2145 Calumet Street
Clearwater, Florida 34625

     Dataflex Corporation (the "Company") is a direct marketer of microcomputer equipment, related products and computer services. The Company markets computer equipment and related products supplied primarily by major manufacturers. The Company's customers are business organizations with diverse desktop computing requirements located throughout the United States, with a primary concentration in the Southeast. The Company provides its customers with single-source, value-added desktop computing solutions and services, including product sales, system integration, network installations, help desk support, training, consultation services and equipment repair maintenance. The Company is also a certified Novell Education Center and a certified Microsoft Authorized Technical Education Center capable of providing on-site or off-site manufacturer authorized education. The Company's principal executive offices are located at 2145 Calumet Street, Clearwater, Florida 34625, and its telephone number is
(813) 562-2200.

COMPUCOM
CompuCom Systems, Inc.
7171 Forest Lane
Dallas, Texas 75230

     CompuCom Systems, Inc. is a leading provider of distributed desktop computer products and network integration services to large and medium sized businesses throughout the United States. CompuCom helps Fortune 1000 companies manage information technology to achieve their business goals by providing a wide range of services in provisioning, support and technology management. Products and services are sold by a direct sales force to over 3,500 business customers through 41 sales and services centers located in and serving large metropolitan areas nationwide. CompuCom's principal executive offices are located at 7171 Forest Lane, Dallas, Texas 75230, and its telephone number is
(972) 856-3600.

COMPUCOM SUBSIDIARY
CompuCom Acquisition Corp.
7171 Forest Lane
Dallas, Texas 75230

     CompuCom Acquisition Corp. ("CompuCom Subsidiary") is a wholly-owned subsidiary of CompuCom which has been organized solely to be merged with and into the Company. Once CompuCom Subsidiary and the Company merge, the surviving corporation will be a wholly-owned subsidiary of CompuCom. CompuCom Subsidiary's principal executive offices are located at 7171 Forest Lane, Dallas, Texas 75230, and its telephone number is (972) 856-3600.

OUR REASONS FOR THE MERGER

     The Company's Board of Directors believes that the merger of CompuCom Subsidiary with and into the Company (the "Merger"), including the price of $4.10 per share, is in your best interests. We believe the microcomputer distribution and support industry will continue to consolidate and that the combined company will be more competitive. We believe the Merger is an opportunity for you to take advantage of this industry consolidation and receive an attractive price for your shares.

OUR RECOMMENDATION

     The Company's Board of Directors believes that the Merger is in your best interests and unanimously recommends that you vote FOR approval of the Merger.

THE MERGER

     The Agreement and Plan of Merger (without exhibits and schedules) is attached as Appendix I to this Proxy Statement (the "Merger Agreement"). We encourage you to read the Merger Agreement, as it is the legal document that governs the Merger.

WHAT YOU WILL RECEIVE

     Following completion of the Merger, you will receive $4.10 in cash for each share of stock you own. You should not send in your stock certificates until instructed to do so after the Merger is completed.

THE SHAREHOLDERS' MEETING

     We are holding a special meeting of our shareholders (the "Special Meeting") at the Hyatt Hotel, located at 200 Reunion Boulevard, Dallas Texas 75207, at 10:00 a.m., local time, on June 26, 1998. At the Special Meeting, you will be asked to approve and adopt the Merger Agreement. If the Merger is completed, we will not hold a 1998 annual meeting.

VOTE REQUIRED

     In order to complete the Merger, a majority of the outstanding shares of the Company must vote in favor of adopting the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain of the Company's executive officers and members of the Board of Directors may be deemed to have interests in the Merger that may be different or in addition to their interests solely as shareholders of the Company. Those interests relate to, among other things: (i) severance payments to be made to certain executive officers and other employees; (ii) compensation for services to be rendered to CompuCom or the Surviving Corporation after the Closing of the Merger, pursuant to employment agreements or otherwise; and (iii) the maintenance, for a period of six years after the Closing Date, of director's and officer's liability insurance coverage. Additionally, certain officers and directors will receive cash in exchange for stock options previously granted to them by the Company.

     Please refer to page 15 for more information on the interests of certain persons in the Merger.

CONDITIONS TO THE MERGER

     The completion of the Merger depends upon meeting a number of conditions, including the following:

     - the approval of the Merger Agreement by holders of a majority of the Company's Common Stock;

     - the receipt of required regulatory approvals, with all waiting periods required by law having expired;

     - the absence of any governmental suit, action, injury, investigation or proceeding which seeks to prevent consummation of the Merger; and

     - the Company's receipt of the opinion of Raymond James and Associates, Inc. ("Raymond James") that the cash to be paid in the Merger is fair to the Company's shareholders from a financial point of view (such opinion having been provided on April 9, 1998).

TERMINATION OF THE MERGER AGREEMENT

     Our Board of Directors along with CompuCom can jointly agree to terminate the Merger Agreement at any time without completing the Merger. Either company may also terminate the Merger Agreement if any of the following occurs:

     - the Merger is not completed by August 1, 1998 (provided that the terminating party is not then in breach of any representation or warranty of such party or has not failed to perform any of its obligations under the Merger Agreement);

     - any governmental entity permanently prohibits the Merger;

     - under certain circumstances, a third party has proposed a competing transaction; or

     - the other party breaches or materially fails to comply with any of its representation, or warranties, or obligations under the Merger Agreement.

TERMINATION FEES

     The Merger Agreement requires the Company to pay CompuCom a termination fee of $1.0 million (the "Termination Fee") if: (i) the Company terminates the Merger Agreement in connection with entering into a definitive agreement with respect to a Takeover Proposal (as defined below); (ii) CompuCom terminates the Merger Agreement because the Company breaches or fails to perform in any material respect any covenant or agreement to be performed by it under the Merger Agreement; or (iii) either CompuCom or the Company terminates the Merger Agreement because the Merger has not occurred prior to August 1, 1998 and prior to such termination a Takeover Proposal is publicly announced, and the Takeover Proposal is consummated on or before July 31, 1998.

     A "Takeover Proposal" is defined in the Merger Agreement to mean: (i) any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company or 20% or more of any class of equity securities of the Company; (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company; (iii) any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the Merger; or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to CompuCom of the transactions contemplated hereby.

REGULATORY APPROVALS

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") prohibits the Company and CompuCom from completing the Merger until after the companies have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. The Department of Justice has the authority to challenge the Merger on antitrust grounds before or after the Merger is completed. We cannot predict whether the Company and CompuCom will obtain the required regulatory approval within the time frame contemplated by the Merger Agreement or on conditions that would not be detrimental to either of us or the combined company.

FAIRNESS OPINION OF FINANCIAL ADVISOR

     In deciding to approve the Merger, our Board of Directors considered, in addition to other factors, the opinion of our financial advisor, Raymond James, that the cash to be paid in the Merger is fair to our shareholders from a financial point of view. The Company received a written opinion of Raymond James, dated April 9, 1998, that, as of such date, the price of $4.10 per share was fair to holders of the Company's Common Stock from a financial point of view. This opinion is not a recommendation to vote in favor of the Merger Agreement. The full text of Raymond James's written opinion delivered to the Company's Board of

Directors, which describes the procedures followed, assumptions made, limitations on the review undertaken, and other matters considered in rendering such opinion, is set forth in Appendix II to this Proxy Statement.

FEDERAL INCOME TAX CONSIDERATIONS

     The Merger will be a taxable transaction to you if you are not exempt from tax. Generally, your gain or loss will be capital gain or loss. If you are an individual shareholder and have held your shares for more than a year and not more than 18 months prior to the Merger, the maximum federal tax rate on any capital gains will be 28%. If you are an individual shareholder and have held your shares for more than 18 months prior to the Merger, the maximum federal tax rate on any capital gains will be 20%. If you are an individual shareholder and have held your shares for one year or less prior to the merger, any capital gains will be taxed at ordinary income rates. Any capital losses are deductible to the extent of capital gains, plus, if you are an individual or a non-corporate entity, ordinary income of up to $3,000.

ACCOUNTING TREATMENT

     CompuCom will account for the Merger using the purchase method of accounting. See "The Merger -- Accounting Treatment."

NO RIGHT OF DISSENT

     Under Florida law, you will not have a right to dissent and obtain payment of "fair value" for your shares with respect to the Merger Agreement. See "Proposal 1 -- The Merger -- No Right of Dissent."

                         MARKET PRICES OF COMMON STOCK

     The common stock, no par value per share (the "Common Stock") of the Company is listed and traded on the Nasdaq Stock Market's National Market ("Nasdaq"). The following table sets forth the high and low bid prices per share of the Company's Common Stock, as reported on Nasdaq for the periods indicated:

                                                               HIGH     LOW
                                                              ------   ------
1996
First Quarter (beginning January 1, 1996)...................  $5.125   $3.125
Second Quarter..............................................   7.625    2.688
Third Quarter...............................................   7.375    2.625
Fourth Quarter..............................................   3.875    2.063
1997
First Quarter...............................................  $4.125   $2.313
Second Quarter..............................................   3.875    2.625
Third Quarter...............................................   3.875    2.875
Fourth Quarter..............................................   5.125    2.750
1998
First Quarter...............................................  $4.250   $3.063
Second Quarter (through May   , 1998).......................

     On October 28, 1997, the last trading day before unusual trading activity in the Common Stock and the public announcement of the Company engaging in discussions regarding a possible strategic combination, the closing price of the Common Stock as reported on Nasdaq was $3.125. On April 9, 1998, the last trading day before public announcement of the execution of the Merger Agreement, the closing price of the Common Stock as reported on Nasdaq was $3.781. On May
  , 1998, the closing price of the Common Stock as reported on Nasdaq was
$          per share with a high bid price of $          and a low bid price of
$          .

     Shareholders are urged to obtain current market quotations for the Common Stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     We are providing the following consolidated financial information to aid you in your analysis of the financial aspects of the Merger. We derived this information from the Company's audited consolidated financial statements from 1993 through 1997 and unaudited consolidated financial statements for the nine months ended December 31, 1996 and 1997. The information is only a summary and should be read in conjunction with the Company's historical financial statements (and related notes) contained in the Company's annual reports and other information that has been filed with the Securities and Exchange Commission (the "Commission"). See "Where You Can Find More Information."

                                                                                            FOR THE NINE MONTHS
                                                 FOR THE YEARS ENDED MARCH 31,              ENDED DECEMBER 31,
                                      ---------------------------------------------------   -------------------
                                       1993       1994       1995       1996       1997       1996       1997
                                      -------   --------   --------   --------   --------   --------   --------
                                                                                                (UNAUDITED)
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenue.............................  $77,306   $122,348   $273,851   $472,102   $255,075   $210,899   $107,956
Cost of Revenue.....................   65,555    108,818    242,564    419,592    224,035    185,327     95,571
                                      -------   --------   --------   --------   --------   --------   --------
         Gross Profit...............   11,751     13,530     31,287     52,510     31,040     25,572     12,385
Selling, General and Administrative
  Expenses..........................   10,272     10,675     24,259     42,995     25,943     21,594      9,816
Amortization of Goodwill............       --         --        594      1,265        677        529        312
Loss on Impairment of Assets........       --         --         --         --      3,280         --         --
Restructuring and Other Charges.....       --         --         --      5,353         --         --         --
                                      -------   --------   --------   --------   --------   --------   --------
         Operating Income...........    1,479      2,855      6,434      2,897      1,140      3,448      2,256
Interest (Expense) Income, Net......      (13)         4     (2,677)    (8,063)    (4,552)     4,052        221
(Loss) on Dispositions of
  Businesses........................       --         --         --     (4,632)    (8,979)     6,230         --
Litigation Settlement and Related
  Costs.............................       --       (847)        --         --         --         --         --
                                      -------   --------   --------   --------   --------   --------   --------
Income (Loss) Before Income Taxes...    1,466      2,012      3,757     (9,798)   (12,391)    (6,833)     2,035
Provision for (Benefit from) Income
  Taxes.............................      653        884      1,617     (3,463)    (4,636)    (2,412)       812
                                      -------   --------   --------   --------   --------   --------   --------
         Net (Loss) Income..........      813      1,128      2,140     (6,335)    (7,756)    (4,421)     1,223
                                      =======   ========   ========   ========   ========   ========   ========
Basic (Loss) Earnings per Common
  Share.............................  $   .20   $    .28   $    .45   $  (1.22)  $  (1.35)  $  (0.78)  $    .21
                                      =======   ========   ========   ========   ========   ========   ========
Diluted (Loss) Earnings per Common
  Share.............................  $   .20   $    .28   $    .45   $  (1.22)  $  (1.35)  $  (0.78)  $    .20
                                      =======   ========   ========   ========   ========   ========   ========
Basic Weighted Average Common Shares
  Outstanding.......................    4,060      4,013      4,700      5,214      5,731      5,644      5,961
                                      =======   ========   ========   ========   ========   ========   ========
Diluted Weighted Average Common
  Shares Outstanding................    4,080      4,085      4,733      5,214      5,731      5,644      6,182
                                      =======   ========   ========   ========   ========   ========   ========

                                                              MARCH 31,                         DECEMBER 31,
                                          -------------------------------------------------   -----------------
                                           1993      1994       1995       1996      1997      1996      1997
                                          -------   -------   --------   --------   -------   -------   -------
                                                                                                 (UNAUDITED)
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Working Capital.........................  $20,973   $22,629   $ 46,971   $ 57,531   $ 8,715   $ 9,363   $ 8,895
Total Assets............................   37,943    56,337    146,581    170,313    61,075    68,782    53,002
Long-Term Debt..........................       --       228     52,510     54,062     3,142     4,687     2,358
Total Shareholders' Equity..............   25,338    26,680     34,140     31,848    25,154    27,915    26,423

                                 THE COMPANIES

THE COMPANY

     The Company, incorporated in 1976, is a direct marketer of microcomputer equipment, related products and computer services. The Company markets computer equipment and related products supplied primarily by major manufacturers. The Company's customers are business organizations with diverse desktop computing requirements located throughout the United States, with a primary concentration in the Southeast. The Company provides its customers with single-source, value-added desktop computing solutions and services, including product sales, system integration, network installations, help desk support, training, consultation services and equipment repair maintenance. The Company is also a certified Novell Education Center and a certified Microsoft Technical Education Center capable of providing on-site or off-site manufacturer authorized education.

     The Company's computer services business includes dedicated on-site remedial and nonremedial maintenance support to the Company's customers through the Company's Mainsite(TM) program, field service repairs and maintenance, system configuration, asset management, authorized training centers, LAN/WAN consulting and system integration, help desk support through its toll-free support line for all computer and computer related problems, and FlexStaff, which provides dedicated high-end technical support on a contract basis to customers for short and long-term requirements. In addition, the Company is a member of a national network of service partners to enhance its ability to deliver nationwide, on-site services to its customers.

     The Company focuses its efforts on customer service. The Company conducts ongoing training for its associates, monitors response and repair time regarding customer requests and concerns, measures delivery time for services and conducts customer surveys to determine the level of customer satisfaction.

     Since 1996, the Company has divested its Eastern (New Jersey-based), Midwestern (Chicago-based), and Western (California- and Arizona-based) regions in a series of transactions. These divestitures were a reversal of the Company's expansion strategy implemented in 1994 and 1995 and resulted from the Company's inability to successfully integrate these acquisitions promptly and effectively. Additionally, management determined that the Company lacked adequate capital (or access to adequate capital) to support its expanded infrastructure, to make necessary additional capital expenditures and to service the significant indebtedness incurred in connection with the acquisitions. Management concluded that it was necessary to reduce the burden of this indebtedness. Management believed that the Company's best opportunities were in the Southeastern United States and therefore concentrated the Company's efforts in this region. As a result, the Company disposed of its other operations, including its Eastern region (the original business of the Company) in 1996 and its Kindergarten through 12th Grade Education business.

     For a more detailed description of the business and properties of the Company, see the descriptions thereof set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 1997, which is incorporated herein by reference. See "Where You Can Find More Information." The Company's principal executive offices are located at 2145 Calumet Street, Clearwater, Florida 34625, and its telephone number is (813) 562-2200.

COMPUCOM

     CompuCom, together with its subsidiaries is a leading provider of distributed desktop computer products and networking integration services to large and medium sized businesses throughout the United States. CompuCom helps Fortune 1000 companies manage information technology to achieve their business goals by providing a wide range of services in provisioning, support and technology management. Products and services are sold by a direct sales force to over 3,500 business customers through 41 sales and service centers located in and serving large metropolitan areas nationwide.

     CompuCom is an authorized dealer of major distributed desktop computer products, networking and related computer products, computer-related peripheral equipment and software for a number of manufacturers, including Compaq Computer Corporation, International Business Machines Corporation ("IBM"),

Hewlett-Packard Company, Toshiba America Information Systems, Intel Corporation and Microsoft Corporation. To further meet the needs of its customers, CompuCom provides a variety of services including LAN/WAN project services, consulting, asset tracking, network management, help desk, field engineering, configuration, software management, distribution, and procurement utilizing network applications such as Novell Netware, Windows NT, Windows and Windows 95, IBM OS/2 Warp.

COMPUCOM SUBSIDIARY

     CompuCom Subsidiary is a wholly-owned subsidiary of CompuCom which has been organized solely to be merged with and into the Company. CompuCom Subsidiary's principal executive offices are located at 7171 Forest Lane, Dallas, Texas 75230, and its telephone number is (972) 856-3600.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement is being furnished to holders of the Company's Common Stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Special Meeting to be held at 10:00 a.m., local time, on June 26, 1998, at the Hyatt Hotel located at 300 Reunion Boulevard, Dallas, Texas 75207, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders and Proxy Card are first being mailed on May 19, 1998 to holders of Common Stock entitled to notice of, and to vote at, the Special Meeting.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, dated as of April 10, 1997 (the "Merger Proposal"). The Board of Directors has determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company's shareholders and has unanimously approved and adopted the Merger Agreement.

     ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. See "Proposal 1 -- The
Merger -- Background of the Merger" and "-- The Company's Reasons for the Merger; Recommendation of the Board of Directors."

     SHAREHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

RECORD DATE; QUORUM; VOTING AT THE SPECIAL MEETING

     Only shareholders of record at the close of business on May 15, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Special
Meeting. At the close of business on the Record Date, there were        shares
of Common Stock outstanding and entitled to vote at the Special Meeting, held by
approximately        shareholders of record.

     Shareholders of record on the Record Date are entitled to one vote per share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of shareholders at the Special Meeting. The presence of the holders of at least a majority of the shares of Common Stock outstanding on the Record Date, whether present or by properly executed and delivered proxy, will constitute a quorum for purposes of the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement. Abstentions will have the effect of votes "AGAINST" the proposal to approve and adopt the Merger Agreement.

     Because the Company's Common Stock is listed on Nasdaq, holders of Common Stock entitled to vote on the Record Date who do not wish to accept $4.10 per share of Common Stock will not have a right of dissent with respect to the Merger Agreement in accordance with applicable statutory procedures of Section
607.1320 of the Florida Business Corporation Act ("FBCA"). See "Proposal
1 -- The Merger -- No Right of Dissent."

     The Board of Directors is not aware of any matters other than those set forth in the Notice accompanying this Proxy Statement that may be brought before the Special Meeting, and under the Company's Bylaws only business within the purposes described in such Notice may be transacted at the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying Proxy Card will vote the shares represented by all properly executed proxies on such matters and in such manner as shall be determined by a majority of the Board of Directors, provided that no proxy which is voted against the Merger Proposal will be voted in favor of any adjournment or postponement of the Special Meeting.

PROXIES; REVOCATION OF PROXIES

     All shares of Common Stock which are represented at the Special Meeting by properly executed proxies received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted "FOR" the approval and adoption of the Merger Agreement.

     The required vote of the shareholders on the Merger Agreement is based upon the total number of outstanding shares of Common Stock as of the Record Date. Therefore, the failure to submit a Proxy Card (or to vote in person at the Special Meeting) and the abstention from voting by a shareholder will have the same effect as a vote "AGAINST" the approval and adoption of the Merger Agreement.

     A proxy may be revoked prior to its being voted by: (i) delivering to the Secretary of the Company, at or before the Special Meeting, a written instrument bearing a later date than the proxy, which instrument, by its terms, revokes the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Special Meeting;
(iii) or attending the Special Meeting and giving notice of revocation to the Secretary of the Company or in open meeting prior to the proxy being voted (although attendance at the Special Meeting without taking other affirmative action as aforementioned will not constitute a revocation of a proxy). Any written instrument revoking a proxy should be sent to: Dataflex Corporation,
Attention: Deborah Medley, 2145 Calumet Street, Clearwater, Florida 34625.

     In the absence of representation by the holders of at least a majority of the outstanding shares of Common Stock, or if fewer shares of Common Stock than the number required therefor are voted in favor of approval and adoption of the Merger Agreement, it is expected that the Special Meeting will be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for any proxies which have theretofore effectively been revoked or withdrawn. In the absence of representation by the holders of at least a majority of the outstanding shares of Common Stock, the Special Meeting may be adjourned from time to time by the holders of a majority of the shares represented at the Special Meeting in person or by proxy. With respect to any vote to adjourn or postpone the Special Meeting, if fewer than a majority of the outstanding shares of Common Stock are represented or voted in favor of approval and adoption of the Merger Agreement, proxies voting against the proposal to approve and adopt the Merger Agreement will not be voted in favor of any such adjournment or postponement.

     The obligations of the Company and CompuCom to consummate the Merger are subject to, among other things, the condition that the shareholders of the Company, by the requisite vote thereof, approve and adopt the Merger Agreement. See "The Merger Agreement -- Conditions to Effect the Merger."

     SHAREHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES REPRESENTING COMMON STOCK WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS

SET FORTH IN A LETTER OF TRANSMITTAL WHICH WILL BE SENT TO SHAREHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME (AS DEFINED BELOW). SEE "THE MERGER AGREEMENT -- EXCHANGE OF STOCK CERTIFICATES."

SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies in the accompanying form from shareholders. In addition to soliciting proxies by mail, directors and officers of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram, or in person. In addition, the Company has retained Shareholder Communications Corporation at an estimated cost of approximately $6,500, plus reimbursement of expenses, to assist the Company in the solicitation of proxies from brokerage firms and other custodians, nominees and fiduciaries. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                            PROPOSAL 1 -- THE MERGER

GENERAL

     This Proxy Statement is being furnished to holders of the Company's Common Stock. The Board of Directors of the Company is soliciting proxies for use at the Special Meeting and at any adjournments or postponements thereof.

     At the Special Meeting, the Company's shareholders will be asked to vote upon the Merger Proposal and the transactions contemplated thereby. The affirmative vote of a majority of the outstanding shares of the Common Stock is required to approve the Merger Proposal. A copy of the Merger Agreement is attached as Appendix I and is incorporated in this Proxy Statement by reference. All shareholders are urged to read the Merger Agreement in its entirety.

     The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, including but not limited to the receipt of all necessary regulatory and shareholder approvals, CompuCom Subsidiary will be merged with and into the Company. The Company will remain as the Surviving Corporation and thus become a wholly-owned subsidiary of CompuCom. Pursuant to the Merger, each share of Common Stock outstanding immediately before the Effective Time, without any action on the part of the shareholder, will be converted into the right to receive $4.10 in cash. The Merger will become effective upon the filing of articles of merger with the Secretary of State of Florida (the time of such filing being herein called the "Effective Time"). See "The Merger
Agreement -- Effective Time."

BACKGROUND OF THE MERGER

     Since 1996, the Company has continually reviewed its position in the computer support and distribution industry and potential strategic business alternatives in light of: (i) the continued consolidation of the industry; (ii) opportunities with respect to existing or planned operations; (iii) potential opportunities to expand its operations into new markets; and (iv) the capital necessary to pursue expansion. At a meeting of the Company's Board of Directors in June 1997, a committee consisting of Messrs. Schilit and Lembo was requested to contact various investment banking firms to discuss the Company's strategic alternatives.

     At a Board meeting on July 31, 1997, Messrs. Schilit and Lembo reported on their discussions with various investment bankers. After lengthy discussions, the Board authorized the retention of Raymond James to act as the Company's financial advisor in connection with its consideration of financial and strategic alternatives for the Company to enhance shareholder value. The engagement of Raymond James was based on the firm's position as a nationally recognized investment banking firm and its experience in transactions of the type contemplated by the Company.

     As part of its engagement, Raymond James, along with the Company, prepared an offering memorandum detailing the Company's business and identified companies to contact for a potential business combination with the Company. During August and September, Raymond James contacted approximately 15 companies to discuss potential corporate business transactions. Of the companies contacted, three expressed significant interest in such a transaction.

     From August 1997 through October 1997, the Company held meetings with two of the three interested companies, and held telephone conferences with the third, and each company conducted varying levels of due diligence reviews of the Company. At Board meetings on August 22, 1997 and September 18, 1997, Raymond James updated the Board as to the status of discussions with all potential acquirors. At each meeting, a representative of Holland & Knight LLP ("Holland & Knight"), the Company's corporate and securities counsel, was present. By mid-October 1997, two of these companies had submitted preliminary non-binding acquisition proposals to Raymond James. At a Board meeting on October 20, 1997, Raymond James distributed an information package relating to both proposals to members of the Board, and gave a presentation on each proposal and its value to the Company's shareholders. The Board requested that Raymond James seek a definitive agreement from both of these companies. Specifically, the Board sought to encourage potential acquirors to propose a transaction whereby the acquiror would acquire all of the stock of the Company.

     On October 29, 1997, the Company announced that it was engaged in discussions regarding a possible strategic combination in response to unusual trading activity in the Common Stock on October 29, 1997. After this announcement, another potential acquiror expressed an interest in the Company. A number of discussions and meetings were held with this party in November and December. Ultimately, this party did not submit a proposal to acquire the Company.

     By early December 1997, only one potential acquiror submitted a proposed acquisition agreement. On December 9, 1997, the Board held a meeting to review the proposed agreement which involved: (i) an asset purchase; (ii) the acquiror's common stock as a substantial component of the consideration to be received by the shareholders of the Company; and (iii) potentially significant indemnity provisions. After a lengthy discussion regarding the proposed transaction, including uncertainties regarding amounts that would have to be held in reserve for payment of the Company's obligations and the likely significant delay in distributions to shareholders of the Company, the Board determined to reject the proposed acquisition agreement and to instead pursue a stock transaction. Accordingly, Raymond James informed this potential acquiror that the Company intended to pursue a stock transaction. Subsequently, this party informed the Company that it was not interested in pursuing a stock transaction.

     In late December 1997, CompuCom entered into discussions with the Company and began its due diligence review. CompuCom initially requested an asset purchase transaction, which was rejected by the Company. Thereafter, CompuCom agreed in principle to a stock transaction, subject to the Company resolving a number of issues, primarily involving the Company's covenants not to compete relating to the sale of its Eastern (New Jersey- based), Midwestern (Chicago-based) and Western (California- and Arizona-based) regions.

     During February and March the Company had several discussions with the purchaser of its Western region and the purchaser of its Eastern and Midwestern regions regarding the Company's covenants not to compete. The Company thereafter negotiated the termination of these two covenants.

     During this time, Raymond James, on behalf of the Company, continued negotiations with CompuCom. On March 7, 1998, CompuCom delivered to the Company a proposed merger agreement. Thereafter, on March 10, 1998, a meeting was held at the offices of Holland & Knight between representatives of the Company, including Messrs. Doganiero and Lembo, and representatives of CompuCom, to discuss the terms of the proposed merger agreement and various aspects of the proposed transaction. At that meeting, the Company and CompuCom reached a preliminary understanding regarding CompuCom's purchase of all of the Company's Common Stock for $4.10 per share, subject to the negotiation of a definitive agreement. On March 13, 1998, a Board of Directors meeting was held, with one director absent, and it was concluded that the Company would continue discussions with CompuCom. Negotiations continued throughout 1998.

     On April 1, 1998, a special meeting of the Board was held, with one director absent, to review, with the advice of Holland & Knight, the revised proposed merger agreement and related matters. At that meeting, representatives of Holland & Knight and Raymond James made presentations to, and had discussions with, the Board of Directors as to various aspects of the proposed transaction. The Board of Directors reviewed and discussed the proposed transaction. Raymond James indicated that it was in a position to render an opinion that, as of such date, the consideration to be paid to the Company's shareholders pursuant to the Merger was fair to such shareholders from a financial point of view. The Board of Directors adjourned this meeting without taking any action with respect to the proposed merger transaction. Negotiations continued with CompuCom.

     On April 4, 1998, the Board held another special meeting, with all directors present, to review the revised proposed merger agreement. Holland & Knight discussed all changes made to the draft of the merger agreement previously distributed and received by the Board. Raymond James again stated its willingness to render an opinion as to the fairness of the Merger from a financial point of view. The Board approved the proposed agreement, subject to the completion of negotiations on a few outstanding issues.

     The Board of Directors met again on April 9, 1997. At that meeting, Holland & Knight made a presentation updating the directors on the final negotiations with respect to the Merger Agreement and Raymond James issued its written opinion as to the fairness of the Merger to the shareholders of the Company from a financial point of view. After further discussion, the Board of Directors voted unanimously to approve the Merger Agreement and the transactions contemplated thereby.

     Following the approval of the Merger Agreement by the Company's Board of Directors, the Company executed the Merger Agreement. On April 10, 1998, the Company issued a press release announcing the execution of the Merger Agreement.

THE COMPANY'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its shareholders and has unanimously approved and adopted the Merger Agreement. Accordingly, the Board of Directors recommends that shareholders vote "FOR" approval and adoption of the Merger Agreement.

     In reaching its determination that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its shareholders, the Board of Directors considered a number of factors, including, without limitation, the following:

          (1) the present and expected environment of the computer distribution and support industry, including the potential for further consolidation within the industry and the need for substantial capital in order for the Company to compete effectively, which led to the belief that it would become more difficult for smaller companies, like the Company, to compete in its markets and that continued growth would require significant additional capital and that shareholder value may be maximized by selling the Company to a larger, better capitalized company;

          (2) the historical market prices and trading information with respect to the Common Stock, and that the price of $4.10 per share (the "Merger Consideration") represents a premium of approximately 31.0% over the $3.13 closing price of the Common Stock on Nasdaq on October 28, 1997, the last day prior to unusual trading activity in the Common Stock and the public announcement of the Company engaging in discussions regarding a possible strategic combination;

          (3) the financial condition, results of operations, business and prospects of the Company, including the increasingly competitive nature of the markets in which the Company operates and its position in such markets, which helped the directors evaluate the future prospects of the

           Company and determine whether the Merger Consideration is fair and whether it is an appropriate time to engage in the proposed Merger;

          (4) the terms and conditions of the Merger Agreement, including the amount of the Merger Consideration;

          (5) the Merger Consideration consists solely of cash, which although it will result in a taxable transaction to the Company's shareholders, it comes at a time when federal long-term capital gains tax rates had recently been reduced and are at their lowest level in ten years; and

          (6) the presentation of Raymond James to the Board of Directors of the Company, including Raymond James's written opinion, dated as of April 9, 1998, to the effect that, as of the date of such opinion, the Merger Consideration to be received by the Company's shareholders pursuant to the Merger is fair to such shareholders.

     The foregoing discussion of the information and factors considered by the Board of Directors is not meant to be exhaustive but includes the material factors considered by the Board of Directors. The Board of Directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its shareholders. As a result of its consideration of the foregoing, the Board of Directors determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its shareholders and approved and adopted the Merger Agreement. In considering the recommendation of the Board of Directors with respect to the Merger, shareholders should be aware that the interests of certain directors and executive officers with respect to the Merger are or may be different from or in addition to their interests solely as shareholders of the Company. The Board of Directors was aware of these interests, and took these interests into account in approving the Merger Agreement and the transactions contemplated thereby. See "Proposal 1 -- The Merger -- Interests of Certain Persons in the Merger." ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

FAIRNESS OPINION OF FINANCIAL ADVISOR

     The Board of Directors retained Raymond James to render an opinion as to the fairness, from a financial point of view, of the Merger Consideration to be issued to shareholders of the Company in the Merger. Raymond James is a nationally recognized investment banking firm which regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. The Company selected Raymond James to render a fairness opinion in connection with the Merger because of Raymond James's experience in transactions similar to the Merger, as well as its position as a nationally recognized investment banking firm and its involvement in the Company's consideration of various strategic alternatives since July 1997.

     Raymond James delivered to the Board of Directors an opinion letter, dated April 9, 1998, which stated that, based on the assumptions and subject to qualifications set forth therein, which are summarized below, as of April 9, 1998, the Merger Consideration to be received by the shareholders of the Company in the Merger was fair, from a financial point of view, to the shareholders of the Company. Raymond James was involved in structuring the Merger, soliciting potential purchasers of the Company, and assisted in negotiating the terms of the Merger. Raymond James was not requested to, and accordingly did not, express any opinion with respect to the underlying business decision of the Company to effect the Merger, the structure or tax consequences of the Merger Agreement or the availability or advisability of any alternatives to the Merger. THE FULL TEXT OF THE WRITTEN OPINION OF RAYMOND JAMES WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON AND THE SCOPE OF REVIEW BY RAYMOND JAMES IN RENDERING ITS OPINION IS ATTACHED AS APPENDIX II TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ RAYMOND JAMES'S OPINION IN ITS ENTIRETY.

     In connection with Raymond James's review of the proposed Merger and the preparation of its opinion, Raymond James examined: (i) the financial terms and conditions of the Merger Agreement; (ii) the audited financial statements of the Company and its affiliates; (iii) certain unaudited financial statements and operating reports of the Company; (iv) certain internal financial analyses and forecasts for the Company prepared by management; and (v) certain other publicly available information on the Company. Raymond James also held discussions with members of the Company's management to discuss the foregoing and considered other matters which they deemed relevant to their inquiry.

     Raymond James assumed and relied upon the accuracy and completeness of all such information and did not attempt to verify independently any of such information, nor did they make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company and its affiliates. With respect to financial forecasts and the information and data provided to or otherwise reviewed by or discussed with them, Raymond James assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management, and relied upon management to advise them promptly if any information previously provided became inaccurate or was required to be updated during the period of their review.

     Raymond James's opinion was based upon market, economic, financial and other circumstances and conditions existing and disclosed to them as of April 9, 1998, and such opinion specifically stated that any change in such circumstances would require a reevaluation of their opinion, which Raymond James is under no obligation to undertake.

     In conducting their investigation and analyses and in arriving at their opinion expressed herein, Raymond James took into account such accepted financial and investment banking procedures and considerations as they deemed relevant, including the review of: (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses Raymond James believed to be comparable to that of the Company; (ii) the then current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the Common Stock of the Company; (iv) financial and operating information concerning selected business combinations which were deemed comparable in whole or in part; and (v) the general condition of the securities markets.

     Comparable Company Analysis. Using publicly available information, as part of its analysis, Raymond James reviewed and compared certain financial information, ratios and stock market multiples of six publicly traded corporations (the "Selected Companies") in businesses which Raymond James believed to be similar in various respects to the Company. The public market multiples and financial ratios for the Selected Companies were calculated using the closing market prices as of April 9, 1998. With respect to the Selected Companies, Raymond James considered enterprise value (i.e., market value of common equity plus debt less cash and cash equivalents) as a multiple of trailing twelve months ("TTM") revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"). Raymond James also considered the price per share of common equity as a multiple of earnings per common share ("P/E Ratio") for calendar year 1997, TTM and calendar year 1998 estimates as given by equity analysts' research available on the First Call database as of April 9, 1998. Such analysis indicated that for the Selected Companies: (i) enterprise value as a multiple of TTM revenue averaged 0.3x; (ii) enterprise value as a multiple of TTM EBITDA averaged 7.3x; (iii) enterprise value as a multiple of TTM EBIT averaged 9.0x;
(iv) and the P/E Ratios averaged 13.8x, 13.8x and 12.0x for calendar year 1997, TTM and calendar year 1998, respectively. The Company's estimated equity value based on a comparable company analysis was $16.5 million, or $2.65 per share.

     Precedent Business Combinations Analysis. Raymond James analyzed certain information relating to selected business combinations involving companies believed by Raymond James to be comparable to the Company (the "Selected Transactions"), including Marshall Industries' acquisition of Sterling Electronics, Vanstar's acquisition of Sysorex Information Systems, Raab Karcher's acquisition of Wyle Electronics, Tech Data's acquisition of Macrotron AG, Bell Industries's acquisition of Milgray Electronics, General Electric Capital's acquisition of AmeriData Technologies, Globelle Corporation's acquisition of GBC Technologies,

Computer 2000's acquisition of AmeriQuest Technologies and Intelligent Electronics' acquisition of Future Now, Inc. Such analysis indicated that for the Selected Transactions: (i) enterprise value as a multiple of TTM revenue averaged 0.4x; (ii) enterprise value as a multiple of TTM EBITDA averaged 10.2x;
(iii) enterprise value as a multiple of TTM EBIT averaged 12.4x; (iv) and the market value of the common equity (the "equity value") as a multiple of TTM net income averaged 15.3x. The Company's estimated equity value based on a precedent business combinations analysis was $24.4 million, or $3.93 per share.

     Discounted Cash Flow Analysis. Raymond James performed a discounted cash flow analysis of the projected future free cash flows (defined as after tax earnings before interest plus depreciation and amortization, less capital expenditures and any increase in net working capital) for the years 1998 through 2002. The discounted cash flow analysis for the Company was developed based on certain operating and financial assumptions, forecasts and other information provided by the management of the Company and assuming, among other things, discount rates of 12.5%, 15.0% and 17.5%, and terminal EBITDA multiples of 7.25x, 7.50x and 7.75x. Utilizing these assumptions, the Company's estimated equity value based on a discounted cash flow analysis was $23.4 million, or $3.76 per share.

     Acquisition Premium Analysis. Raymond James prepared for the Board of Directors an analysis of certain publicly available information for selected mergers and acquisitions of public companies in transactions valued between $15 million and $75 million since January 1, 1997. Raymond James compared the purchase price per share in the selected transaction to the target's closing stock price one day, one week and four weeks prior to the relevant announcement date of the impending transaction to calculate the premium over such stock price. The mean premiums calculated were 19.8%, 24.3% and 27.7%, respectively. Raymond James noted that these average premiums over the price per share one day, one week and four weeks prior to October 28, 1997, the last day prior to the Company's announcement that it was engaged in merger discussions, suggested acquisition prices per each share of Common Stock of $3.74, $4.04, and $4.07, respectively. Raymond James noted that the premiums to be paid to the Company's shareholders over the Company's historic stock prices existing at the time of the Company's announcement of merger discussions were higher than those noted in its acquisition premium analysis and supported its conclusion.

     The Company entered into an engagement letter with Raymond James on July 31, 1997, as amended on March 26, 1998, pursuant to which the Company retained Raymond James as its exclusive financial advisor. For its services relating to the fairness opinion referred to herein, Raymond James will receive $200,000 for the delivery of its written fairness opinion. For its advisory services, Raymond James received a $100,000 retainer. In addition, if the Merger is consummated, the Company has agreed to pay Raymond James additional compensation of $700,000. The Company has also agreed to reimburse Raymond James for its reasonable out-of-pocket expenses and has agreed to indemnify Raymond James against certain liabilities that may arise in connection with its engagement, including liabilities that may arise under federal securities laws. In the ordinary course of its business, Raymond James may trade the Common Stock of the Company for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such Common Stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors with respect to the Merger, shareholders of the Company should be aware that certain directors and executive officers of the Company have interests in the Merger that may be different or in addition to their interests solely as shareholders of the Company. The Board was aware of these interests and considered them, among other factors, in approving the Merger Agreement. These interests are summarized below.

     Severance Payments. At the Effective Time, the persons who are the directors and officers of CompuCom Subsidiary will become the directors and officers of the Surviving Corporation, and the current directors and officers of the Company will resign as directors and officers. Richard C. Rose, the Chief Executive Officer of the Company immediately before the Effective Time will continue as an executive officer of the Surviving Corporation after the Effective Time, pursuant to an agreement between Mr. Rose and CompuCom. In this regard, Mr. Rose has entered into a termination of employment agreement pursuant to which Mr. Rose's existing employment agreement with the Company (including its severance provisions) will be terminated and CompuCom or the Surviving Corporation will pay Mr. Rose on the Closing Date, a lump sum payment of $329,400. In addition, on the Closing Date CompuCom will execute in Mr. Rose's favor, a promissory note in the amount of $658,800, payable in two equal installments on the first and second anniversary dates of the Closing Date, with interest accruing at an annual rate of 6% simple interest, payable annually. Further, as of March 31, 1998, Mr. Rose was indebted to the Company in the amount of $247,700.12, with interest accruing at a rate of approximately $796.09 per month (the "Accrued Interest"). Upon consummation of the Merger, Mr. Rose has agreed to pay the Surviving Corporation a lump sum payment of $84,159.84, together with Accrued Interest, and to execute a promissory note for the remaining $163,540, payable in two equal installments on the first and second anniversary dates of the Closing Date, with interest accruing at an annual rate of 6% simple interest, payable annually. Mr. Rose will not be offered an employment agreement by CompuCom or the Surviving Corporation.

     The Company has an employment agreement containing a severance provision with Anthony G. Lembo, its President, Chief Operating Officer and Chief Financial Officer, effective January 1, 1998. Mr. Lembo's employment agreement is for a period of 14 months and provides for an annual base salary of $175,000 ("Base Salary") or such greater amount as may be approved from time to time by the Company's Board of Directors. The employment agreement provides that Mr. Lembo shall receive severance benefits if he is terminated by the Company without cause. In such a case, Mr. Lembo would receive his Base Salary, as in effect upon his termination, for the remaining term of his employment agreement. Accordingly, Mr. Lembo will be entitled to receive approximately $131,250 in severance upon the consummation of the Merger, if CompuCom elects to terminate him.

     Related Party Disclosures. Barry M. Alpert, a member of the Company's Board of Directors, is a Managing Director of Raymond James. Raymond James will receive a fee in connection with this transaction of approximately $1.0 million.

     Interests in Common Stock and Options. As of May 15, 1998, the executive officers and directors of the Company owned an aggregate of 56,449 shares of Common Stock, which will be treated in the same manner as shares of Common Stock held by other shareholders. The aggregate consideration which will be received in the Merger by the executive officers and directors of the Company in respect of such shares would be approximately $231,441.

     As of May 15, 1998, the executive officers of the Company held Options (as defined below) to acquire 486,022 shares of Common Stock pursuant to the Company's option plans, and the non-employee directors of the Company held Options to acquire 50,000 shares of Common Stock pursuant to the Company's option plans. Of the Options granted to the Company's executive officers, 250,250 of the 486,022 shares of Common Stock subject to such Options have exercise prices equal to or greater than $4.10 per share, and no consideration will be paid for such Options. Pursuant to the Merger Agreement, at the Effective Time (i) each unexpired and unexercised option to purchase shares of Common Stock (individually an "Option" and collectively the "Options") previously granted by the Company under any of the Company's option plans will become exercisable in full, and (ii) each holder of an Option will be entitled to receive from the Company in cancellation thereof a payment (subject to applicable income tax withholding and employment taxes) of an amount in cash equal to the product of (A) the excess, if any, of the Merger Consideration over the per share exercise price of such Option and (B) the number of shares subject to such Option. The aggregate consideration which would be received by the executive officers and the non-employee directors of the Company upon consummation of the Merger pursuant to the foregoing formula would be approximately $366,999 and $73,750, respectively. See "The Merger
Agreement -- Treatment of Stock Options."

     Indemnification and Insurance. The Merger Agreement provides for certain arrangements with respect to the ongoing obligations of CompuCom to indemnify, and maintain insurance on behalf of, the directors and executive officers of the Company in respect of certain liabilities. See "The Merger Agreement -- Certain Covenants -- Director and Officer Insurance and Indemnification."

ACCOUNTING TREATMENT

     CompuCom will account for the Merger as a "purchase" in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by CompuCom in connection with the Merger will be allocated to the Company's assets and liabilities based upon their fair values, with any excess being treated as goodwill. The assets and liabilities and results of operations of the Company will be consolidated into the assets and liabilities and results of operations of CompuCom subsequent to the consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion describes the material United States federal income tax consequences relevant to the Merger. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described below and could be made on a retroactive basis.

     The receipt of cash in exchange for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences of such receipt may vary depending upon, among other things, the particular circumstances of the shareholder. In general, a shareholder will recognize gain or loss for federal income tax purposes equal to the difference between the adjusted tax basis of his Common Stock and the amount of cash received in exchange therefor in the Merger. Such gain or loss will be capital gain or loss if the Common Stock is a capital asset in the hands of the shareholder and will be either long-term or short-term if the shareholder is a corporation; or long-term, mid-term or short-term if the shareholder is an individual or a non-corporate entity, depending on the shareholder's holding period at the Effective Time.

     In the case of a shareholder that is an individual or a non-corporate entity that has held the Common Stock as a capital asset for: (i) 12 months or less prior to the Effective Time, any gain will be taxed at ordinary income rates; (ii) more than 12 months, but not more than 18 months prior to the Effective Time, the maximum federal capital gains tax rate is 28%; or (iii) more than 18 months prior to the Effective Time, the maximum federal capital gains tax rate is 20%.

     To determine the deductibility of capital losses, all capital gains and losses incurred during the year must be totaled. Any capital losses are deductible only to the extent of any capital gains plus, in the case of a shareholder that is an individual or a non-corporate entity, ordinary income of up to $3,000. Individuals and non-corporate entities may carry over a net capital loss for an unlimited time until the loss is exhausted, but may not carry the loss back to years prior to the year of the loss.

     The receipt of cash by a shareholder of the Company pursuant to the Merger may be subject to backup withholding at a rate of 31% unless the shareholder (i) is a corporation or comes within certain other exempt categories or (ii) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld may be credited against the federal income tax liability of the shareholder subject to the withholding.

     The foregoing discussion does not address all aspects of federal income taxation that may be relevant to a shareholder and may not apply to shareholders: (i) who acquired their Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company; (ii) who are not citizens or residents of the United States; or (iii) who are subject to special tax treatment under the Code (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies and tax-exempt entities).

     DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS.

REGULATORY APPROVALS

     CompuCom and the Company are not aware of any governmental or regulatory requirements for consummation of the Merger other than compliance with applicable federal securities laws and Florida corporate law and the expiration or termination of the waiting period applicable to the Merger under the HSR Act and the rules and regulations thereunder. Under the HSR Act, certain acquisition transactions, such as the Merger, may not be consummated unless required information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the specified waiting period requirements have been satisfied. On April 24, 1998, CompuCom and the Company each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Merger. The applicable waiting period for the Merger will terminate on May 24, 1998. Termination of the waiting period under the HSR Act permits consummation of the Merger without violating the HSR Act provision prohibiting such consummation prior to the expiration of the waiting period.

     Notwithstanding the termination or expiration of the waiting period, at any time before or after the Effective Time, the Antitrust Division or the FTC could take actions under the antitrust laws as either of them deem necessary and desirable in the public interest, including seeking to enjoin the Merger or seeking divestitures of substantial assets of CompuCom or the Company. In addition, in appropriate circumstances, state officials and private parties may also bring legal actions under the antitrust laws. Under the Merger Agreement, in the event suit is instituted challenging the Merger as violative of the antitrust laws, CompuCom and the Company have agreed to use reasonable efforts to resist or resolve such a suit. If injunctive relief is sought or obtained in a challenge to the Merger, the consummation of the Merger could be delayed. If the Merger is not consummated by August 1, 1998, the Merger Agreement could be terminated by CompuCom or the Company.

CERTAIN CONSEQUENCES OF THE MERGER

     As a result of the Merger, CompuCom Subsidiary will be merged with and into the Company and the Company will become a wholly-owned subsidiary of CompuCom. Following consummation of the Merger, the Common Stock will be delisted from Nasdaq, deregistered under the Exchange Act and will no longer be publicly traded.

NO RIGHT OF DISSENT

     Although the Board of Directors recommends that shareholders vote "FOR" approval and adoption of the Merger Agreement, all holders of shares of Common Stock who are entitled to vote may vote for, against, or abstain from voting for, the approval and adoption of the Merger Agreement. However, because the Company's Common Stock is listed on Nasdaq, any shareholder who does not wish to accept $4.10 per share for his shares of Common Stock will not have a right to dissent and obtain payment of "fair value" for his shares with respect to the Merger Agreement in accordance with applicable statutory procedures of Section
607.1320 of the FBCA. If the requisite vote is obtained and the Merger is consummated, all shares of Common stock will be automatically converted into the right to receive $4.10.

                              THE MERGER AGREEMENT

     THE FOLLOWING IS A BRIEF SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX I TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE MERGER.

THE MERGER

     Following the approval of the Merger by the shareholders of the Company, the receipt of all regulatory approvals and the satisfaction or waiver of the other conditions to the Merger, CompuCom Subsidiary will be merged with and into the Company, at which time the separate corporate existence of CompuCom Subsidiary will cease and the Company will be the Surviving Corporation and a wholly-owned subsidiary of CompuCom, and the holders of Common Stock will become entitled to receive, without interest, $4.10 in cash per share of Common Stock. From and after the Effective Time, the Surviving Corporation will possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and CompuCom Subsidiary, as provided under Florida law. The Articles of Incorporation and Bylaws of CompuCom Subsidiary, in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

EFFECTIVE TIME

     If the Merger Agreement is approved by the Company's shareholders, and the other conditions to the Merger are satisfied or waived, the Closing will take place on the third business day (the "Closing Date") following the date on which the last of the conditions is satisfied or waived, or at such other date agreed to by the Company and CompuCom. On the Closing Date, CompuCom and the Company will cause articles of merger to be filed with the Secretary of State of the State of Florida as provided in Sections 607.1101 and 607.1105 of the FBCA. The Merger will become effective upon the filing of such articles of merger or such later time as is specified therein. See "-- Conditions to Effect the Merger." Subject to the satisfaction or waiver of the other conditions to the obligations of the Company and CompuCom to consummate the Merger, it is presently expected that the Effective Time of the Merger will occur shortly after the Special Meeting, and in any event, by August 1, 1998.

CONVERSION OF SHARES

     The Merger will be effected by a merger of CompuCom Subsidiary with and into the Company, with the Company as the surviving corporation (the "Surviving Corporation"). At the Effective Time: (i) each issued and outstanding share of Common Stock (other than shares that are canceled as described below) will be converted into the right to receive the Merger Consideration; (ii) each issued and outstanding share of common stock of CompuCom Subsidiary will be converted into one share of the Surviving Corporation; and (iii) each share of Common Stock that is owned by the Company as treasury stock will be canceled and will cease to exist and no consideration will be delivered in exchange therefor. Consequently, as a result of the Merger, the Company will become a wholly-owned subsidiary of CompuCom.

EXCHANGE OF STOCK CERTIFICATES

     Prior to the Effective Time, CompuCom shall deposit or cause to be deposited with a bank, trust company or other entity reasonably satisfactory to the Company appointed to act the disbursing agent for the purpose of paying the Merger Consideration (the "Disbursing Agent"), cash in an aggregate amount sufficient to pay the Merger Consideration. As soon as practicable after the Effective Time, the Disbursing Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for effecting the surrender of such certificates to the Disbursing Agent in exchange for payment of the Merger Consideration. Upon surrender of certificates for cancellation to the Disbursing Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such certificates will be entitled to receive cash in an amount equal to the product of (x) the number of shares of Common Stock represented by such certificates and (y) the Merger Consideration, and the certificates so surrendered will promptly be canceled.

     No Further Ownership Rights in the Common Stock. The Merger Consideration paid upon the surrender for exchange of certificates which immediately prior to the Effective Time represented shares of Common Stock will be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such certificates, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of the Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates which immediately prior to the Effective Time represented shares of Common Stock are presented to the Surviving Corporation for any reason, such certificates will be canceled and exchanged in the manner described above.

     Failure to Exchange. Promptly following the six-month anniversary of the Effective Time, any cash which remains undistributed to the former shareholders of the Company will be delivered by the Disbursing Agent to the Surviving Corporation, and any former shareholder of the Company who has not previously exchanged certificates which immediately prior to the Effective Time represented shares of Common Stock will thereafter look only to the Surviving Corporation for payment of such former shareholder's claim for Merger Consideration.

     No Liability. None of CompuCom, the Surviving Corporation or the Disbursing Agent will be liable to any holder of shares of Common Stock for any cash constituting the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. The Surviving Corporation or the Disbursing Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of certificates which prior to the Effective Time represented shares of Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made.

     HOLDERS OF COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM CHASEMELLON SHAREHOLDER SERVICES, L.L.C., THE DISBURSING AGENT THEREFOR.

TREATMENT OF STOCK OPTIONS

     At the Effective Time, each unexpired and unexercised outstanding Option, whether or not then vested or exercisable in accordance with its terms, will become exercisable in full and each holder of an Option will be entitled to receive from the Company (or the Surviving Corporation) in cancellation thereof a payment (subject to applicable income tax withholding and employment taxes) in cash in an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option, multiplied by the number of shares of Common Stock subject to such Option (the "Option Settlement Amount").

     From and after the Effective Time, all Options will represent only the right of the holders of such Option to receive payment of the Option Settlement Amount upon the surrender thereof. The surrender of an Option will be deemed a release of any and all rights the holder had or may have in respect of such Option. The Merger Agreement further provides that the Company will terminate all stock option plans and will further take all permitted actions necessary to ensure that, following the Effective Time, no participant in any agreement, plan, program or arrangement of the Company shall have any right thereunder to acquire securities or other ownership interests of the Company, the Surviving Corporation or any subsidiary thereof.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties by each of the Company, CompuCom and CompuCom Subsidiary relating to, among other things: (i) corporate organization, existence and good standing; (ii) corporate power and authority to enter into and perform the Merger Agreement; (iii) the validity and binding effect of the Merger Agreement; (iv) consents and approvals of governmental bodies and third parties; (v) the absence of conflicts with the Merger posed by the respective companies' charter documents and contracts, and applicable laws; and (vi) the accuracy of the information supplied by the respective party contained in this Proxy Statement.

     The Merger Agreement contains additional representations and warranties by the Company relating to: (i) its capital structure; (ii) the accuracy of all reports, schedules, statements and other documents filed by the Company with the Commission; (iii) the compliance of the Company's financial statements filed with the Commission in all material respects with applicable accounting requirements, federal securities laws and Commission rules and regulations; (iv) the absence of undisclosed liabilities that could, individually or in the aggregate, have a material adverse effect on the Company's business, operations or condition; (v) the absence of certain changes or events that, individually or in the aggregate, have or may be expected to have a material adverse effect on the Company's business, operations or condition; (vi) the nature and origin of its accounts receivable; (vii) certain tax matters; (viii) the Company's material agreements; (ix) the validity of its intellectual property; (x) the absence of any undisclosed litigation; (xi) the Company's compliance with applicable laws; (xii) matters relating to its employee benefit plans; (xiii) labor matters; (xiv) its customers; (xv) the adequacy of assets necessary for the conduct of its business; (xvi) the ownership or holding of material licenses and permits to carry on its business; (xvii) the Company's owned and leased real property, facilities and equipment; (xviii) insurance; (xix) the accuracy of its books and records; (xx) the absence of certain business practices; (xxi) its bank accounts; (xxii) the absence of broker fees in connection with the Merger; and (xxiii) the receipt of a fairness opinion in connection with the Merger.

     CompuCom also makes a representation and warranty relating to the possession or access to funds sufficient to perform CompuCom's obligations under the Merger Agreement.

CERTAIN COVENANTS

     Conduct of Business. The Company has agreed that, at all times before the Closing Date, it will conduct its business and operations in the usual and ordinary course consistent with past practices and, except as contemplated by the Merger Agreement, will not take certain actions without the prior written consent of CompuCom, which actions include, without limitation: (i) the issuance of any shares of any class of the Company's capital stock or other equity interests in the Company, except for the issuance of the Company Common Stock upon the exercise of, and in accordance with, vested options and warrants; (ii) the split up, combination or reclassification of any of the Company's capital stock or other equity interests; (iii) the grant of any options, warrants or other rights to subscribe for or purchase any shares of the Company's capital stock, other equity interests in the Company or any security directly or indirectly convertible into or exchangeable for any shares of any class of the Company's capital stock or any equity interest in the Company; (iv) the purchase, redemption or other acquisition of any shares of the Company's capital stock or other equity securities; (v) the declaration, setting aside for payment or payment of any dividend on, or the making of any other distribution or payment with respect to, any share of any class of the Company's capital stock or any other equity interest in the Company; (vi) the grant or payment of any increase in the salaries or other compensation of any of its officers or directors, or any of its employees, agents or consultants (other than in the ordinary course of business consistent with past practice); (vii) the creation, assumption, guarantee, endorsement, refinancing, modification, extension, renewal or otherwise becoming liable for any debt, obligation or other liability for money borrowed (except pursuant to existing or planned lines of credit) or any other debt, obligation or other liability (except in the ordinary course of business consistent with past practice); (viii) the disposition or assignment of any of the Company's material fixed or internal use assets or properties or the permitting of any of its assets or properties to be subjected to any liens, or the sale of any part of the Company's operations or business to any other person or entity; (ix) the change or removal of the Company's independent certified public accountants; (x) except as disclosed in a disclosure schedule to the

Merger Agreement, the making of any capital expenditure in excess of $10,000 or the making of capital expenditures in excess of $20,000 in the aggregate; or
(xi) the entering into, directly or indirectly, of any transaction with any affiliate of the Company.

     Each of CompuCom and the Company has agreed to: (i) cooperate to make certain filings and obtain certain consents necessary to consummate the transactions completed by the Merger Agreement; (ii) provide prompt notice of certain events with respect to the Merger Agreement; (iii) cooperate in the preparation of this Proxy Statement; and cooperate with respect to making any public announcements regarding the proposed transaction.

     No Solicitation. The Company, on behalf of itself, its officers, directors, employees, representatives and agents, has agreed to: (i) immediately cease any ongoing discussions or negotiations with respect to a Takeover Proposal (as defined below); (ii) not authorize or permit any of its officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information concerning the Company) or take any other action to facilitate, any inquiries or the making of any proposal which constitutes or which may reasonably be expected to lead to, a Takeover Proposal; and (iii) not participate in any discussions or negotiations regarding any Takeover Proposal, unless the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that it is necessary to furnish information with respect to the Company and participate in negotiations regarding an unsolicited Takeover Proposal in order to comply with its fiduciary duties to the Company's shareholders under applicable law.

     A "Takeover Proposal" is defined in the Merger Agreement to mean: (i) any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company or 20% or more of any class of equity securities of the Company; (ii) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of the Company; (iii) any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the Merger; or (iv) any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to CompuCom of the Merger.

     The Company's Board of Directors has also agreed not to withdraw its approval of the Merger, approve or recommend a Takeover Proposal or cause the Company to enter into any agreement with respect to a Takeover Proposal, unless it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law. The Company has agreed to inform CompuCom of any Takeover Proposal, including any such proposal which the Company's Board determines in good faith, based on the advice of a financial advisor of nationally recognized reputation, to be more favorable to the Company's shareholders than the Merger (a "Superior Proposal"), the material terms and conditions of such Takeover Proposal, and the identity of the person making such Takeover Proposal.

     The Merger Agreement provides that, if the Company proposes to enter into an agreement with respect to any Takeover Proposal, it shall concurrently pay to CompuCom the Termination Fee (in the amount of $1,000,000).

     Shareholders' Meeting. The Merger Agreement provides that the Company will call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon the Merger Agreement and the Merger. Subject to the discussion above under "-- No Solicitation," the Company agreed to recommend to its shareholders adoption of the Merger Agreement and approval of such matters and to use its best efforts to hold such meeting as soon as practicable after the date of the Merger Agreement. The Company agreed to use all reasonable efforts to solicit from its shareholders proxies in favor of such matters unless doing so would be inconsistent with the Company's Board of Directors' fiduciary duties to its shareholders under applicable law based on the advice of outside legal counsel.

     Governmental Approvals. The Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable domestic, foreign or international law, treaty, ordinance, statute, rule or regulation and otherwise to consummate and make effective the transactions contemplated by the Merger Agreement and shall use its commercially reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents, approvals, permits, notices, actions, authorizations, licenses and clearances and to effect all registrations, filings and notices with, to or from other third parties or governmental entities required of the Company that are necessary or reasonably desirable to effect the Merger and the transactions contemplated thereby, including efforts to cooperate with CompuCom, as promptly as practicable, to make any filings required pursuant to the HSR Act and to promptly and diligently provide any additional information required or reasonably requested in order to comply with the requirements of the HSR Act.

     Director and Officer Insurance and Indemnification. From and after the Effective Time, CompuCom and CompuCom Subsidiary (or any successor to such parties) shall jointly and severally indemnify, defend and hold harmless the officers, directors and employees of the Company against all losses, expenses, claims, damages or liabilities arising out of claims brought or made by third parties, including, without limitation, derivative claims, in connection with the transactions contemplated by the Merger Agreement to the fullest extent permitted or required under applicable law and shall advance expenses prior to the final disposition of such claims and liabilities to which this sentence applies. CompuCom agrees that all rights to indemnification now existing in favor of the directors, officers or employees of the Company or any of its subsidiaries (including, without limitation, any person who was or becomes a director, officer or employee prior to the Effective Time (the "Indemnified Parties") under Florida law or as provided in the Company's Articles of Incorporation or Bylaws with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six years after the Effective Time (or, in the case of claims or other matters occurring on or prior to the expiration of such six year period which have not been resolved prior to the expiration of such six year period, until such matters are finally resolved) and CompuCom shall honor, and shall cause the Company to honor, all such rights. CompuCom shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that CompuCom may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous) with respect to matters occurring on or prior to the Effective Time; provided that in no event shall CompuCom or the Company be required to expend annually more than 150% of the amount that the Company spent for these purposes in the last fiscal year to maintain or procure insurance coverage pursuant to the Merger Agreement; and provided further that if CompuCom or the Company are unable to obtain the insurance called for by the Merger Agreement, CompuCom or the Company will obtain as much comparable insurance as is available for such amount per year.

     Financial Statements and Reports. As promptly as reasonably practicable after each calendar month ending between the date of the Merger Agreement and the Closing Date, but in no event later than 30 days after the end of each such month, the Company will deliver to CompuCom true and correct copies of the unaudited financial statements (including a balance sheet, a statement of operations and changes in shareholders' equity and cash flows) of the Company as of and for the month then ended, prepared in accordance with generally accepted accounting principles, and which shall present fairly the financial condition and assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as of the end of such month and the results of operations of the Company for and during the period then ended, subject to normal and recurring year-end audit adjustments. As promptly as reasonably practicable, the Company will deliver to CompuCom true and complete copies of such other material financial statements, reports or analyses as may be prepared or received by the Company and as relate to the Company's business and operations, and such other information with respect to the foregoing as CompuCom reasonably may request, including, without limitation, normal internal reports and special reports (such as those of consultants).

     Other Covenants. Each of CompuCom and the Company has agreed: (i) prior to Closing, to enter into an agreement reasonably acceptable to CompuCom providing for the waiver of the covenants not to compete contained in the Asset Purchase Agreement dated August 30, 1996 between Ameridata of New Jersey and the Company (which agreement was executed on February 11, 1998); (ii) to confer with the other party on a regular and frequent basis regarding ongoing operations and to give prompt notice to the other of, and use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance which causes or will cause any covenant or agreement under the Merger Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty contained in the Merger Agreement; (iii) to file this Proxy Statement; (iv) to give CompuCom and its representatives access to all its personnel, properties, books, contracts, commitments and records, and to furnish related information reasonably requested by CompuCom and certain additional financial reports and other information relating to the Company's operations and periods between the date of the Merger Agreement and the Effective Time; (v) to consult with the other party before issuing, and use all reasonable efforts to agree upon, any press release or other public statement concerning the transactions contemplated by the Merger Agreement; and (vi) to use its reasonable best efforts to take all appropriate action to consummate the transactions contemplated by the Merger Agreement.

CONDITIONS TO EFFECT THE MERGER

     The respective obligations of the Company, CompuCom and CompuCom Subsidiary to effect the Merger are subject to the satisfaction prior to the Closing Date of the following conditions: (i) the Merger and the Merger Agreement shall have been approved and adopted by the shareholders of the Company; (ii) no order, executive order, stay, decree, judgment or injunction or statute, rule or regulation shall be in effect that makes the Merger illegal or otherwise prohibits the consummation of the Merger; and (iii) all governmental authorizations, consents, orders or approvals shall have been obtained, all statutory waiting periods in respect thereof (including under the HSR Act) shall have expired and no such approval shall contain any material conditions, limitations or restrictions.

     The obligation of the Company to effect the Merger is also subject to the satisfaction of the following conditions (i) the representations and warranties of CompuCom and CompuCom Subsidiary in the Merger Agreement that are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects as of the date of the Merger Agreement and the date of the Merger, except to the extent such representations speak as of a particular date, which shall be true and correct in all material respects, as applicable, as of such date and (ii) CompuCom and CompuCom Subsidiary shall have performed their obligations required to be performed by them under the Merger Agreement.

     In addition, the obligations of CompuCom and CompuCom Subsidiary to effect the Merger are also subject to the satisfaction of the following conditions (i) the representations and warranties of the Company in the Merger Agreement that are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects as of the date of the Merger Agreement and the date of the Merger, except to the extent such representations speak as of a particular date, which shall be true and correct in all material respects, as applicable, as of such date; and (ii) the Company shall have performed the obligations required to be performed by it under the Merger Agreement.

TERMINATION; TERMINATION FEES AND EXPENSES

     The Merger Agreement may be terminated prior to the Effective Time: (i) by the mutual written consent of CompuCom and the Company; (ii) by CompuCom or the Company if the Merger has not been consummated prior to August 1, 1998, if the terminating party is not in breach of any representation or warranty of such party or has not failed to perform any of its obligations under the Merger Agreement which results in the failure of any condition to consummation of the Merger; (iii) or by CompuCom or the Company if any government, arbitration panel, court or any governmental department, commission, board or agency shall have issued an order, decree or ruling or taken any action permanently enjoining, restraining or otherwise prohibiting the Merger, and such order, decree or ruling or other action shall become final and nonappealable.

     In addition, CompuCom has the right, unless it is then in breach of its obligations under the Merger Agreement, to terminate the Merger Agreement prior to the Effective Time if (i) any of the representations and warranties of the Company contained in the Merger Agreement shall not have been (or shall cease to be) true and correct in all material respects and (ii) the Company shall have breached or failed to perform in any material respect any covenant or agreement to be performed by the Company under the Merger Agreement.

     The Company shall, unless it is then in breach of its obligations under the Merger Agreement, have the right to terminate the Merger Agreement prior to the Effective Time if: (i) the Company enters into a definitive agreement with respect to a Takeover Proposal, provided that the Company complies with all of the provisions of the Merger Agreement in such event, including payment of the Termination Fee; (ii) any of the representations and warranties of CompuCom or CompuCom Subsidiary contained in the Merger Agreement shall not have been (or shall cease to be) true and correct in all material respects; or (iii) CompuCom or CompuCom Subsidiary shall have breached or failed to perform in any material respect any covenant or agreement to be performed by them under the Merger Agreement.

     In the event the Merger Agreement is terminated, the Merger Agreement will be void and have no effect, without any liability on the part of any party, its directors or officers, with the exception of the provisions of the Merger Agreement relating to the payment of the Termination Fee (if the termination stems from the Company entering into a definitive agreement with respect to a Takeover Proposal). Termination of the Merger Agreement as described above will not relieve any party from liability for any breach of the Merger Agreement.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment may be made which (i) by law requires further approval by such shareholders and (ii) is in any manner adverse to the shareholders of the Company, in each case without such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. At any time prior to the Effective Time, the parties to the Merger Agreement, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and
(iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                        CERTAIN OTHER BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common stock, as of March 31, 1998, by: (i) each person or group who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all directors and executive officers of the Company as a group.

                                                               AMOUNT AND    PERCENTAGE
                                                               NATURE OF         OF
                                                               BENEFICIAL    OUTSTANDING
                                                              OWNERSHIP(1)     SHARES
                                                              ------------   -----------
Philip Doganiero(2).........................................     28,000            *
Anthony G. Lembo(2).........................................     17,500            *
Richard C. Rose(3)..........................................    364,204         5.78%
U.S. Bancorp(4).............................................    495,782         8.31
Pioneering Management Corporation(5)........................    423,500         7.10
Dimensional Fund Advisors, Inc.(6)..........................    301,953         5.06
W. Keith Schilit(7).........................................     25,000            *
Barry M. Alpert(7)..........................................     25,000            *
All Directors and Named Executive Officers as a Group (5
  persons)(8)...............................................    459,704         7.22

---------------

  * Less than 1%.
(1) Beneficial ownership of shares, as determined in accordance with applicable Commission rules, includes shares as to which a person shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.
(2) The number of shares shown in the table above includes 10,000 shares that are subject to options that are currently exercisable.
(3) The number of shares shown in the table above includes 333,255 shares that are subject to options that are currently exercisable. The business address for Mr. Rose is 2145 Calumet Street, Clearwater, Florida 34625.
(4) The number of shares shown is based on a Schedule 13G amendment filed with the Commission on February 13, 1998. According to such Schedule 13G, U.S. Bancorp has sole voting power over 493,282 shares and sole dispositive power over 492,682 shares. The business address for U.S. Bancorp is 601 2nd Avenue South, Minneapolis, MN 55402-4302.
(5) The number of shares shown is based on a Schedule 13G/A filed with the Commission on January 5, 1998. The business address for Pioneering Management Corporation is 60 State Street, Boston, Massachusetts 02109.
(6) The number of shares shown is based on a Schedule 13G filed with the Commission on February 10, 1998. According to such Schedule 13G, Dimensional Fund Advisors, Inc. has sole voting power over 193,928 shares and sole dispositive powers over 301,953 shares. The business address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(7) The number of shares shown in the table above includes 25,000 shares that are subject to options that are currently exercisable.
(8) The number of shares shown in the table above includes 459,704 shares beneficially owned by Messrs. Lembo, Rose, Doganiero, Schilit and Alpert, of which 403,255 shares are subject to options that are immediately exercisable.

                             SHAREHOLDER PROPOSALS

     The Company will hold a 1998 Annual Meeting only if the Merger is not consummated. In the event of such a meeting, in order to have been considered for inclusion in the Company's proxy materials for the 1998

Annual Meeting of Shareholders, shareholder proposals must have been received at the Company's principal executive offices in Clearwater, Florida no later than April 23, 1998. The Company had not received any shareholder proposals by such date.

                            INDEPENDENT ACCOUNTANTS

     Representatives of Price Waterhouse LLP are not expected to attend the Special Meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at "http://www.sec.gov."

     The Commission allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our finances.

FILINGS (FILE NO. 0-15551)              PERIOD
--------------------------              ------
Annual Report on Form 10-K............  Year ended March 31, 1997
Quarterly Reports on Form 10-Q........  Quarters ended June 30, 1997, September 30, 1997 and December 30, 1997
Current Reports on Form 8-K...........  April 18, 1997, October 22, 1997 and April 24,
                                        1998

     We are also incorporating by reference additional documents that we may file with the Commission between the date of this Proxy Statement and the date of the Special Meeting of our shareholders.

     This Proxy Statement is accompanied by a copy of the Company's Form 10-K for the fiscal year ended March 31, 1997 and Form 10-Q for the quarter ended December 30, 1997. You can obtain any of the other documents incorporated by reference through us or the Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this Proxy Statement. Shareholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone at the following address:

                              Dataflex Corporation
                           Attention: Deborah Medley
                              2145 Calumet Street
                           Clearwater, Florida 34625
                                 (813) 562-2200

     If you would like to request documents from us, please do so by June 1, 1998 to receive them before the Special Meeting.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 19, 1998. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE PROXY STATEMENT TO SHAREHOLDERS NOR THE COMPLETION OF THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                           FORWARD-LOOKING STATEMENTS

     Certain information contained or incorporated by reference in this Proxy Statement as to the future financial or operating performance of the Company, may constitute "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides certain "safe harbor" protections for forward-looking statements in order to encourage companies to provide prospective information about their businesses. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts.

     The forward-looking statements set forth or incorporated by reference in this Proxy Statement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties. Although the Company believes that such assumptions were reasonable when made, because such assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond the Company's control, there can be no assurance, and no representation or warranty is made, that management's expectations, beliefs or projections will result or be achieved or accomplished. In addition to the other factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements include: completion of the transactions described herein; competition and consolidation within the computer distribution and support industry; general business and economic conditions; and other factors described from time to time in the Company's reports filed with the Commission.

     None of the Company, CompuCom or any of their respective agents, employees or advisors intend or have any duty or obligation to supplement, amend, update or revise any of the forward-looking statements contained or incorporated by reference in this Proxy Statement. Neither the Company nor CompuCom independent auditors have examined or compiled such statements or applied any procedures with respect to such statements. Accordingly, such auditors have not expressed any opinion or other form of assurance with respect to such statements.

                                                                      APPENDIX I


                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                             COMPUCOM SYSTEMS, INC.,

                           COMPUCOM ACQUISITION CORP.

                                       AND

                              DATAFLEX CORPORATION



                           DATED AS OF APRIL 10, 1998

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----


ARTICLE I            DEFINITIONS..................................................................................1

         1.1         Definitions..................................................................................1

ARTICLE II           DISCLOSURE SCHEDULE..........................................................................1

         2.1         Disclosure Schedule..........................................................................1

ARTICLE III          THE MERGER...................................................................................2

         3.1         Merger.......................................................................................2
         3.2         Closing......................................................................................2
         3.3         Articles of Incorporation and Bylaws of Surviving Corporation................................2
         3.4         Directors and Officers.......................................................................2

ARTICLE IV           CONVERSION OF THE COMPANY'S CAPITAL STOCK....................................................3

         4.1         Conversion of the Company's Capital Stock....................................................3
         4.2         Payment......................................................................................3
         4.3         No Further Rights............................................................................4
         4.4         Closing of the Company's Transfer Books......................................................4
         4.5         Stock Options................................................................................4

ARTICLE V            REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................5

         5.1         Organization, Standing, etc. of the Company..................................................5
         5.2         Authorization and Execution..................................................................6
         5.3         No Consents..................................................................................6
         5.4         Absence of Conflicts; Governmental Authorizations............................................6
         5.5         Capitalization...............................................................................7
         5.6         SEC Reports and Financial Statements.........................................................7
         5.7         Absence of Certain Changes or Events.........................................................8
         5.8         Absence of Undisclosed Liabilities...........................................................8
         5.9         Accounts Receivable..........................................................................8
         5.10        Tax Returns..................................................................................9
         5.11        Agreements, Contracts and Commitments........................................................9
         5.12        Intellectual Property.......................................................................12
         5.13        Litigation..................................................................................14
         5.14        Compliance with Legal Requirements..........................................................14
         5.15        Employee Benefit Plans......................................................................15

         5.16        Absence of Labor Difficulties...............................................................17
         5.17        Customers...................................................................................17
         5.18        Assets Necessary to Business................................................................17
         5.19        Licenses and Permits........................................................................17
         5.20        Title to Properties.........................................................................18
         5.21        Insurance...................................................................................18
         5.22        Books and Records...........................................................................18
         5.23        Absence of Certain Business Practices.......................................................19
         5.24        Bank Accounts...............................................................................19
         5.25        Default.....................................................................................19
         5.26        Subsidiaries................................................................................19
         5.27        No Broker's or Finder's Fees................................................................19
         5.28        Opinion of Financial Advisor................................................................19
         5.29        Information Supplied........................................................................20


ARTICLE VI           REPRESENTATIONS AND WARRANTIES OF COMPUCOM AND THE COMPUCOM SUBSIDIARY......................20

         6.1         Organization, Standing, etc., of CompuCom...................................................20
         6.2         Organization, Standing, etc., of CompuCom Subsidiary........................................20
         6.3         Authorization and Execution.................................................................21
         6.4         Absence of Conflicts; Governmental Authorizations...........................................21
         6.5         Financing...................................................................................21
         6.6         Information Supplied........................................................................22

ARTICLE VII          COVENANTS OF THE COMPANY....................................................................22

         7.1         Investigations..............................................................................22
         7.2         Operation of the Company....................................................................22
         7.3         No Solicitation.............................................................................25
         7.4         Board Approval, Fairness Opinion, Shareholder Approval
                     and Proxy Statement.........................................................................27
         7.5         Consents....................................................................................28
         7.6         Financial Statements and Reports............................................................28
         7.7         Termination of Covenants Not to Compete.....................................................28
         7.8         Rose Employment Contract....................................................................28
         7.9         Notice and Cure.............................................................................28
         7.10        Commercially Reasonable Efforts and Consents................................................29
         7.11        Company Profit Sharing Plan.................................................................29
         7.12        Agreements and Covenants....................................................................29

ARTICLE VIII         COVENANTS OF COMPUCOM AND THE COMPUCOM SUBSIDIARY...........................................29

         8.1         Conduct of Business of the CompuCom Subsidiary..............................................29
         8.2         Obligation of CompuCom to Make Merger Effective and

                     the CompuCom Subsidiary's Shareholder Consent...............................................29
         8.3         Notice and Cure.............................................................................29
         8.4         Commercially Reasonable Efforts and Consents................................................30
         8.5         Information for Proxy Statement for the Company's Shareholders..............................30
         8.6         Indemnification Rights......................................................................30

ARTICLE IX           CONDITIONS..................................................................................31

         9.1         General Conditions..........................................................................31
         9.2         Conditions to the Obligation of CompuCom and the
                     CompuCom Subsidiary.........................................................................32
         9.3         Conditions to Obligations of the Company....................................................32

ARTICLE X            TERMINATION; PAYMENT OF EXPENSES............................................................32

         10.1        Termination of Agreement and Abandonment of Merger..........................................32
         10.2        Effect of Termination.......................................................................33
         10.3        Amendment...................................................................................34
         10.4        Extension; Waiver...........................................................................34
         10.5        Fees and Expenses...........................................................................34

ARTICLE XI           GENERAL.....................................................................................34

         11.1        Release of Information......................................................................34
         11.2        Notices.....................................................................................35
         11.3        Successors and Assigns......................................................................35
         11.4        Further Assurances..........................................................................36
         11.5        Specific Performance........................................................................36
         11.6        Severability................................................................................36
         11.7        Entire Agreement............................................................................36
         11.8        Governing Law...............................................................................37
         11.9        Certain Construction Rules..................................................................37
         11.10       Survival of Covenants, Representations and Warranties.......................................37
         11.11       Counterparts................................................................................37

SCHEDULE 1.1         DEFINITIONS.................................................................................39

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of April 10, 1998, among CompuCom Systems, Inc., a Delaware corporation ("CompuCom"), and CompuCom Acquisition Corp., a Florida corporation and a wholly owned subsidiary of CompuCom (the "CompuCom Subsidiary"), and Dataflex Corporation, a Florida corporation (the "Company").

         WHEREAS, the respective Boards of Directors of CompuCom, the CompuCom Subsidiary and the Company have each approved the merger of the CompuCom Subsidiary into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each share of the Common Stock, no par value per share, of the Company (the "Company Common Stock"), other than shares of Company Common Stock owned directly or indirectly by CompuCom or the Company, will be converted into the right to receive $4.10 per share in cash, without interest thereon (the "Merger Consideration") and the Board of Directors of the Company has adopted resolutions recommending that the Company's stockholders approve the Merger; and

         WHEREAS, CompuCom, the CompuCom Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual agreements, representations and warranties contained herein, and subject to the conditions contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the terms set forth in
Schedule 1.1 shall have the respective meanings set forth therein.


                                   ARTICLE II

                               DISCLOSURE SCHEDULE

         2.1 Disclosure Schedule. The Company has prepared, executed and delivered to CompuCom as of the date of this Agreement, a disclosure schedule (the "Disclosure Schedule"), setting forth, among other things, certain information that, to the extent and as provided in this Agreement, qualifies certain representations and warranties of the Company made in this Agreement. The Disclosure Schedule will be arranged in sections corresponding to sections of this Agreement to be modified by the disclosures set forth in the Disclosure Schedule. Information contained in a Section or subsection of the Disclosure Schedule (or expressly incorporated therein) shall qualify only those representations and warranties of the Company made in the identically numbered Section or subsection of this Agreement, and shall not be deemed to qualify the representations or warranties made in any other Section or subsection.


                                   ARTICLE III

                                   THE MERGER

         3.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), in accordance with this Agreement and the Florida Business Corporation Act (the "FBCA"), the CompuCom Subsidiary shall merge with and into the Company and the separate existence and corporate organization of the CompuCom Subsidiary (except as may be continued by operation of law) shall cease and the Company shall survive the Merger as the surviving corporation (the "Surviving Corporation"). The Surviving Corporation shall succeed to and possess all the estates, properties (real, personal and mixed) rights, privileges, powers, franchises, immunities, purposes, and all and every other interest of, or belonging to, the Company or the CompuCom Subsidiary, all without further act or deed; and the Surviving Corporation shall be subject to all the debts, liabilities, obligations, restrictions, disabilities, penalties and duties of the Company and the CompuCom Subsidiary, all without further act or deed. CompuCom shall not assume any debts, liabilities, obligations, restrictions, disabilities, penalties or duties of the Company, the CompuCom Subsidiary or the Surviving Corporation.

         3.2 Closing. The Closing of the Merger (the "Closing") shall take place at the offices of Strasburger & Price, L.L.P., 901 Main Street, Dallas, Texas at 10:00 a.m., Dallas, Texas time, on a date to be specified by CompuCom or the CompuCom Subsidiary, which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Article IX, or at such other time and place or on such other date as CompuCom and the Company may agree. On the Closing Date, the Articles of Merger (which shall be completed as appropriate to reflect the terms of this Agreement) shall be executed, delivered, filed and recorded in accordance with the FBCA, unless otherwise agreed by the parties in writing. The Merger shall become effective when such Articles of Merger are duly filed with the Secretary of State of the State of Florida, or at such other time as the CompuCom Subsidiary and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         3.3 Articles of Incorporation and Bylaws of Surviving Corporation. From and after the Effective Time, the Articles of Incorporation, as amended, of the CompuCom Subsidiary immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until further amended in accordance with the laws of the FBCA. From and after the Effective Time, the Bylaws, as amended, of the CompuCom Subsidiary immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until further amended in accordance with the laws of the FBCA.

         3.4 Directors and Officers. The directors of the CompuCom Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, with each to serve as such until his or her respective successor is duly elected and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or his or her earlier death, resignation or removal.


                                   ARTICLE IV

                    CONVERSION OF THE COMPANY'S CAPITAL STOCK

         4.1 Conversion of the Company's Capital Stock. Subject to the terms and conditions of this Agreement, on the Effective Time, by virtue of the Merger and without any action on the part of the CompuCom Subsidiary, the Company or the holder of any of the following securities:

             (a) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled pursuant to Section 4.1(b) below, shall be converted into and represent the right to receive the Merger Consideration.

             (b) Each share of the Company Common Stock, if any, held in the Company's treasury immediately prior to the Effective Time shall be canceled and retired without payment of any consideration therefor.

             (c) Each share of common stock of the CompuCom Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation.

         4.2 Payment.

             (a) Prior to the Effective Time, CompuCom shall designate a bank, trust company or other entity reasonably satisfactory to the Company to act as the disbursing agent (the "Disbursing Agent") in effecting the exchange of the Merger Consideration for certificates of shares of the Company Common Stock ("Certificates"). On or before the Effective Time, CompuCom or the CompuCom Subsidiary shall deposit with the Disbursing Agent cash sufficient to make the payments contemplated by Section 4.1 to be made to the shareholders. As soon as practicable after the Effective Time, CompuCom shall cause the Disbursing Agent to send a notice and a transmittal form to each holder of record of shares of the Company Common Stock advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Disbursing Agent such holder's Certificates for exchange into the Merger Consideration. Each such holder, upon proper surrender of such Certificates to the Disbursing Agent together with and in accordance with such transmittal form, shall be entitled to receive in exchange therefor the Merger Consideration deliverable in respect of the Company Common Stock theretofore evidenced by the Certificates so surrendered, subject to any Taxes required to be withheld. Upon surrender of such Certificates to the Disbursing Agent, CompuCom shall cause the Disbursing Agent promptly to deliver the Merger Consideration to the Person entitled thereto. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Consideration multiplied by the number of shares of the Company Common Stock represented by such Certificate. Until properly surrendered, holders of Certificates will not be entitled to payment of the Merger Consideration to which they would otherwise be entitled. No interest will be paid or accrued on the cash payable upon the surrender of a Certificate. All costs and expenses of the Disbursing Agent shall be borne by CompuCom.

             (b) If the Merger Consideration (or any portion thereof) is to be delivered to a Person other than the Person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of such Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Disbursing Agent any transfer or other Taxes payable by reason of the foregoing or establish to the satisfaction of the Disbursing Agent that such Taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Disbursing Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

             (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof as determined in accordance with this Article IV. When authorizing such issue of the Merger Consideration in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may direct, or such other secured or unsecured indemnity agreement as such Board of Directors may require, as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

             (d) Promptly following the six-month anniversary of the Effective Time, the Disbursing Agent shall return to the Surviving Corporation all Merger Consideration in its possession relating to the transactions described in this Agreement, and the Disbursing Agent's duty shall thereupon terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation, in accordance with the procedures above, and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon and subject to any Taxes required to be withheld.

         4.3 No Further Rights. From and after the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Company, except as provided herein or by law.

         4.4 Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of the Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Disbursing Agent, they shall be cancelled and exchanged for the Merger Consideration, as provided in this Article IV.

         4.5 Stock Options.

             (a) The Company will (i) terminate, to the extent permitted by the terms thereof, the Company's two Incentive Stock Option Plans and its five Incentive and Nonqualified Stock Option Plans (collectively the "Company Option Plans") immediately before the Effective Time, without prejudice to the rights of the holders of outstanding Options issued pursuant to the Company Option Plans, (ii) grant no additional Options after the date of this Agreement under the Company Option Plans and (iii) grant no other options, warrants, rights, convertible securities or other agreements or commitments pursuant to which the Company is required to issue any shares of its capital stock or any securities convertible into or exchangeable for its capital stock.

             (b) The Company will, at or before the Closing, cancel and cause the surrender of all outstanding Options, regardless of whether the Options are then exercisable.

             (c) In settlement of the surrender and cancellation of each Option, each holder of Options (regardless of whether such Options are then exercisable) will be entitled to receive an amount in cash, without any interest thereon, equal to the product of (i)(A) the Merger Consideration, minus (B) the exercise price per share of Company Common Stock under the Option, multiplied by (ii) the number of shares of Company Common Stock covered by such Option; provided, however, that the amounts payable pursuant to Options shall be reduced by any applicable federal and state withholding Taxes. Options shall be surrendered and cancelled at the Closing and, upon such surrender and cancellation, will be paid for by the Surviving Corporation on the business day next following the Closing. On or prior to Closing, the Company shall use its commercially reasonable efforts to take all actions (including, without limitation, obtaining the necessary Consents from each holder of Options) required to effect the matters set forth in this Section 4.5, including, without limitation, the written Consent to the surrender and cancellation of all of such holder's

Options and those necessary to effect the surrender, cancellation and settlement of Options pursuant to this Section 4.5.


                                    ARTICLE V

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to CompuCom and the CompuCom Subsidiary as follows:

         5.1 Organization, Standing, etc. of the Company. The Company is a corporation duly organized, validly existing, and with active status under the laws of the State of Florida, has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted and, except as set forth in Section 5.1 of the Disclosure Schedule, is duly qualified as a foreign corporation to do business in and is in good standing in each jurisdiction in which the character of the assets owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary except where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect. Section 5.1 of the Disclosure Schedule sets forth a true and complete list of (a) all jurisdictions where the Company is qualified to do business and (b) each business name which has been used by the Company since January 1, 1990 and the city and state in which the principal office of each such business was conducted since January 1, 1990. The Company has heretofore furnished to CompuCom true and complete copies of its Articles of Incorporation and all amendments thereto to the date hereof and its Bylaws as presently in effect. The Company has all requisite corporate power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated hereby.

         5.2 Authorization and Execution. The execution and delivery of this Agreement and, subject to obtaining the requisite shareholders' approval, the performance by the Company of this Agreement and the consummation by it of the Merger and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. The Board of Directors of the Company, at meetings duly called and held, has (a) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the shareholders of the Company, (b) approved this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, and (c) resolved to recommend that the Company's shareholders approve and adopt this Agreement, the Merger and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, assuming this Agreement is enforceable against CompuCom and the CompuCom Subsidiary, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or by general equitable principles.

         5.3 No Consents. Except as set forth in Section 5.4(b) and as set forth in Section 5.11(x) of the Disclosure Schedule, the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not require any Consent or other action by or in respect of, or declaration or filing with, any Tribunal or any other Person.

         5.4  Absence of Conflicts; Governmental Authorizations.

             (a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the Company's Articles of Incorporation or Bylaws, each as amended to date; (ii) materially conflict with, result in any material violation or material breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, Contract or other instrument to which the Company is a party or by which any of its or his properties or assets are or may be bound; (iii) materially violate any term of any Legal Requirement applicable to the Company or its or his properties or assets; or (iv) result in the creation of, or impose on the Company the obligation to create, any Lien upon any properties or assets of the Company .

             (b) Except for applicable requirements, if any, of the Exchange Act (including the filing with the SEC of a proxy statement relating to any required approval by the Company's shareholders of this Agreement (the "Proxy Statement")), the Securities Act of 1933 (the "33 Act"), the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Nasdaq National Market, the filing and recordation of appropriate merger documents as required by the FBCA, filings required pursuant to any state securities or "blue sky" laws and such other notices, reports or other filings the failure of which to be made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially impair the consummation of the transactions contemplated hereby, the Company is not required to submit any notice, report or other filing to any Tribunal, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         5.5 Capitalization. The authorized capital stock of the Company consists solely of 20,000,000 shares of Company Common Stock of which 5,963,669 shares are issued and outstanding on the date hereof, 1,960,000 shares have been reserved for issuance upon the exercise of the Options, 944,022 shares are issuable upon exercise of outstanding Options, and no shares are held in the treasury. All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. All of the issued shares of Company Common Stock were issued, and to the extent purchased by the Company or transferred, have been so purchased or transferred, in compliance with all applicable Legal Requirements, including federal and state securities laws, and any preemptive rights and any other statutory or contractual rights of any shareholders of the Company. Except for the Options, there are no subscriptions, options, warrants, rights (including "phantom" stock rights), convertible securities or other agreements or commitments (contingent or otherwise) of any character (written or oral) pursuant to which the Company is required to issue any shares of its capital stock or any securities convertible into or exchangeable for its capital stock, or is otherwise required to give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of Company Common Stock or any rights to participate in the equity or net income of the Company. Section 5.5 of the Disclosure Schedule sets forth the number and exercise price of all outstanding Options. As of the Closing Date, there will be no outstanding subscriptions, options (including the Options), warrants, rights or any other agreements or commitments of any kind or any convertible or exchangeable securities of the sort described in the immediately preceding sentence. There are not any shareholders' agreements, voting trusts or other agreements or understandings between or among shareholders or to which the Company is a party or by which it is bound with respect to the transfer or voting of any capital stock of the Company.

         5.6 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to CompuCom true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since March 31, 1995, under the Exchange Act or the 33 Act (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Company SEC Documents"). The Company SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the 33 Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except to the extent revised or superseded by a subsequently filed Company Filed SEC Document (as defined in Section 5.7) (a copy of which has been made available to CompuCom prior to the date hereof), the Company SEC Documents, considered as a whole as of their date, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein are necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that the foregoing does not cover future events resulting from public announcement of the Merger). The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Forms 10-Q and 8-K of the SEC) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended.

         5.7 Absence of Certain Changes or Events. Except as disclosed (a) in the Company SEC Documents filed and publicly available to the date of this Agreement (the "Company Filed SEC Documents"), (b) in the Company's financial statements dated as of March 31, 1997 audited by Price Waterhouse, LLP (the "Company 1997 Financial Statements"), a copy of which has been delivered to CompuCom by the Company, or (c) in Section 5.7 of the Disclosure Schedule, since March 31, 1997, the Company has conducted its business only in the ordinary course, and there has not then, occurred or arisen any change in, or any event (including, without limitation, any damage, destruction or loss whether or not covered by insurance), condition or state of facts of any character that individually or in the aggregate has or may be expected to have a Material Adverse Effect except adverse conditions in the economy in general or industry wide conditions.

         5.8 Absence of Undisclosed Liabilities. Except as specifically reflected in the Company 1997 Financial Statements, there were as of the date of the Company 1997 Financial Statements no liabilities, Indebtedness or obligations (whether absolute or contingent, asserted or unasserted, due or to become due) against, relating to or affecting the Company that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since the date of the Company 1997 Financial Statements, the Company has not incurred any liabilities, Indebtedness or obligations (whether absolute or contingent, asserted or unasserted, due or to become due) other than liabilities, Indebtedness and obligations incurred after such date in the ordinary course of business consistent with past practice and which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.9 Accounts Receivable. All Accounts Receivable existing as of the date hereof arose out of bona fide business transactions in the ordinary course of business consistent with past practices (including regular credit practices). To the Knowledge of the Company, adequate reserves have been accrued and maintained in the Company 1997 Financial Statements and in the financial statements of the Company included in the Form 10-Q of the Company filed with the SEC for the quarterly period ended December 31, 1997, to provide for all doubtful accounts of, valid counterclaims or setoffs by, rebates, discounts and allowances to, and returns from, any customers of the Company, and such reserves were established in a manner consistent with the Company's collection experience in prior years except as set forth in Section 5.9 of the Disclosure Schedule. Each Account Receivable constitutes a legal, valid and binding account receivable, and to the Knowledge of the Company, no Account Receivable is subject to any known disputes, defenses, assignments, restrictions, counterclaims or setoffs by, and rebates, discounts or allowances to, or any returns from, any customer except as set forth in Section 5.9 of the Disclosure Schedule. To the Knowledge of the Company, each Account Receivable, net of reserves, is collectible in accordance with the Company's regular collection practices and without recourse to legal proceedings except as set forth in
Section 5.9 of the Disclosure Schedule. The Company has furnished CompuCom with a true and complete copy of its Accounts Receivable Aging Report, dated March 13, 1998.

         5.10 Tax Returns. Except as set forth in Section 5.10 of the Disclosure Schedule, with respect to all reporting periods applicable to the Company ended on or before the date hereof, the Company has accurately prepared and timely filed all returns and reports (including, without limitation, sales tax returns and reports) required by law, and has paid (or made adequate provision on its books for the payment of) all Taxes, fees and assessments determined to be owed in accordance therewith, when due or within prior extensions of time. Except as set forth in Section 5.10 of the Disclosure Schedule, none of the Company's federal or state tax returns or reports (including, without limitation, sales tax returns and reports) for tax periods ending after 1991 has been or is currently being audited by any taxing authority. To the Knowledge of the Company, there is no audit threatened or proposed by any taxing authority. There are no outstanding agreements, waivers or other arrangements extending the period of limitation applicable to any claim for, or the period for the collection or assessment of, any Tax due from the Company. To the Knowledge of the Company, there are no actual or proposed Tax adjustments or assessments against the Company or any basis for any such assessment, and all Tax liabilities have either been paid or are adequately provided for on the books of the Company. No closing agreement pursuant to Section 7121 of the Code or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company. The Company is not a party to, is not bound by and does not have any obligation under any Tax sharing agreement or similar arrangement. The Company has paid or is withholding and will pay when due to the proper taxing authorities all withholding amounts required to be withheld through the date hereof with respect to all Taxes on income, unemployment, social security or other similar programs or benefits with respect to salary and other compensation of directors, officers and employees of the Company.

         5.11 Agreements, Contracts and Commitments. Sections 5.11(a) through 5.11(x) of the Disclosure Schedule, respectively, contain a true and complete list as of the date hereof of all Contracts and other documents of the following types, written or oral, to which the Company is a party or by which the business or any of the assets of the Company are bound as of the date hereof (true and complete copies, or if none, written descriptions, of which have been provided or made available to CompuCom, together with all exhibits, amendments or modifications thereto):

              (a) all notes, loans, credit agreements, letters of credit, mortgages, guarantees, surety or indemnification agreements, indentures, security agreements and other Contracts and instruments in an amount in excess of $25,000 annually (i) relating to the borrowing of money by or on behalf of, or the extension of credit to, the Company, (ii) evidencing any Indebtedness or other liabilities of the Company or the guarantee by the Company of the Indebtedness or other liabilities of any other Person, or (iii) evidencing any keep-well or similar obligations of the Company with respect to any other Person;

              (b) all Contracts or other instruments (excluding real property leases or subleases) evidencing, creating or suffering to exist any Liens of any kind on the properties and assets of the Company;

              (c) all material licenses or permits from any Tribunal required to conduct the business of the Company as presently conducted;

              (d) all employment, agency, consultation, severance and collective bargaining Contracts, including, without limitation, Contracts to employ, and other Contracts with, (i) any present officer, director, employee, agent, consultant or other similar representative of the Company or (ii) any former officer, director, employee, agent, consultant or similar representative of the Company that left the employ or engagement of the Company within the preceding 12 months to whom the Company has any continuing payment obligations;

              (e) all sales, agency, representatives, broker, finders, franchise, dealers or distributorship Contracts;

              (f) all Contracts, orders or commitments for the purchase by the Company of raw materials, supplies, finished products or any other properties and assets in an amount exceeding $5,000;

              (g) all Contracts, orders or commitments in an amount in excess of $50,000 annually for the disposition of or license, sale or lease to customers or any other Persons of products or services (including, without limitation, any item of Software and any related maintenance or support services) or any other properties or assets of the Company, with specific designation of those

Contracts, orders or commitments that are not evidenced by form Contracts previously provided to CompuCom;

             (h) all noncompetition, nondisclosure, confidentiality and similar Contracts, other than those that were entered into in the ordinary course of business consistent with past practice and that do not contain any covenant, provision or obligation limiting in any manner whatsoever (whether during any particular period of time from and after the Closing Date, in certain geographic areas or otherwise) the ability of (i) the Company, or to the Knowledge of the Company any of the employees of the Company, to engage in any line of business, to compete with any Person or to obtain from, or provide to, any Person any products or services or (ii) any Person to compete with or provide products or services to the Company;

             (i) all Contracts or commitments in an amount in excess of $50,000 annually that provide for the provision of any goods, or the rendition of any services, to the Company and that are not terminable on notice of 30 days or less without penalty or premium other than customary maintenance agreements relating to computer equipment or Software used by the Company, the terms of which contain no liabilities (other than to pay for the maintenance services) or material obligations;

             (j) all Contracts or commitments for capital expenditures relating to the business of the Company in an amount in excess of $10,000 for any single item;

             (k) all partnership, joint venture, profit sharing or similar Contracts;

             (l) all leases or subleases of real property used in the Company's business, operations and affairs, and all other leases, subleases or rental or use Contracts that involve a consideration or expenditure of more than $5,000 for the entire term thereof;

             (m) all Contracts or arrangements (including, without limitation, those relating to allocations of expenses, personnel, services, equipment or facilities) between or among the Company on the one hand and any Affiliates of the Company on the other;

             (n) all Contracts or commitments that involve a consideration or expenditure of more than $50,000 for the entire term thereof;

             (o) all Contracts pursuant to which the Company may have granted, or agreed to grant, to another Person exclusive rights with respect to any goods or services, items of Software or territory;

             (p) all outstanding proxies, powers of attorney or similar delegations of authority of the Company;

             (q) all Contracts pursuant to which the Company may have granted, or agreed to grant (whether or not any requirement such as the giving of notice, the lapse of time or the happening of any further condition, event or act has been satisfied), to another Person the right to sublicense or transfer any Software;

             (r) all Contracts pursuant to which the Company or any of its Affiliates may have delivered to another Person, or granted or agreed to grant (whether or not any requirement such as the giving of notice, the lapse of time or the happening of any further condition, event or act has been satisfied) to another Person the rights to obtain, any source code to any Software (including, without limitation, any source code escrow Contract);

             (s) all Contracts pursuant to which the Company or any of its Affiliates may have delivered to another Person, or granted or agreed to grant (whether or not any requirement such as the giving of notice, the lapse of time or the happening of any further condition, event or act has been satisfied) to another Person the rights to obtain, any Software "keys" allowing access to additional modules or programs of any Software;

             (t) all performance bonds posted by the Company or any of its Affiliates;

             (u) [this paragraph intentionally left blank];

             (v) to the extent not required to be disclosed elsewhere in this
Section 5.11, all material Contracts not entered into in the ordinary course of business consistent with past practice;

             (w) to the extent not required to be disclosed elsewhere in this
Section 5.11, all Contracts that are material to the Company; and

             (x) all Contracts and commitments requiring the Consent of, or the waiver by, any suppliers, distributors, customers, licensees, licensors, insurers or other Persons in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby on the part of the Company.

             Each Contract disclosed or required to be disclosed pursuant to any clause of Section 5.11 is in full force and effect, constitutes a legal, valid and binding obligation of the Company and, to the Knowledge of the Company, the other parties thereto, and is enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or by general equitable principles. Except for obtaining the Consents required under any of the Contracts set forth in Section 5.11(x) of the Disclosure Schedule, the terms of each such Contract allow the succession of the Company by the Surviving Corporation as party thereto (and at the Effective Time, the Surviving Corporation will so succeed the Company) pursuant to the transactions contemplated hereby without requiring any payment to any Person or any waiting period, payment of any charge, fee or expense or any notice to any Person, including, without limitation, any transfer fee, relicensing fee or other fee with respect to Software. Except in the case of any Contracts as to which Consent is required as disclosed in Section 5.11(x) of the Disclosure Schedule, the enforceability of each Contract disclosed or required to be disclosed pursuant to any clause of Section 5.11, and the enjoyment of all the rights and benefits thereunder, will not be affected in any manner by the execution and delivery of this Agreement, the performance by the parties of their obligations hereunder and the consummation of the transactions contemplated hereby. Except as set forth in Section 5.17 of the Disclosure Schedule, neither the Company nor, to the Knowledge of the Company, any other party to any such Contract is in breach or default thereunder, no notice of default, defense, offset, counterclaim, termination, cancellation or acceleration has been received by any party thereto in connection therewith and, to the Knowledge of the Company, no event has occurred that would constitute a breach, violation or default or give rise to any right of offset, counterclaim, termination, cancellation or acceleration thereunder (with or without notice or lapse of time or both). The Company does not have any present expectation or intention of not fully performing any such Contract substantially in accordance with its terms. The Company does not have any Knowledge of any threat to cancel, or not to renew or extend, any such Contract by any party thereto. There are no material disputes with respect to any such Contract.

         5.12 Intellectual Property.

             (a) General. (i) Section 5.12(a)(i) and Section 5.12(b)(i) of the Disclosure Schedule set forth a true and complete list of all items of Intellectual Property (A) which are owned by the Company and (B) which also are used or held for use in the business and operations of the Company (collectively, the "Owned IP"), except for Trade Secrets and Miscellaneous Software Components. To the Knowledge of the Company, all trademark registrations and copyright registrations which are part of the Owned IP are in good standing, are valid and subsisting, and are in full force and effect in accordance with their terms; (ii) Section 5.12(a)(ii) and Section 5.12(b)(ii) of the Disclosure Schedule set forth a true and complete list of all items of Intellectual Property (A) which the Company does not own, but in which the Company has a right or rights (by license or otherwise), and (B) which also are used or held for use in the business and operations of the Company (collectively, the "Not-Owned IP"), except for Trade Secrets and Miscellaneous Software Components. The right of the Company to use the Not-Owned IP in the business and operations of the Company is solely evidenced by the written license agreements or other Contracts set forth in Section 5.12(a)(ii) and
Section 5.12(b)(ii) of the Disclosure Schedule; (iii) the development, license, use, sale, distribution and modification of the Owned IP by the Company in connection with the business and operations of the Company, and, to the Knowledge of the Company, the license, use, sale, distribution and modification of the Not-Owned IP by the Company in connection with the business and operations of the Company, has not infringed on or otherwise violated the rights of any other Person or constituted an unlawful disclosure, use or misappropriation of the right or rights of any other Person. The continued and future license, use, sale, distribution or modification of the Owned IP and the Not-Owned IP by the Surviving Corporation, shall not constitute an infringement or other violation of the rights of any other Person or constitute an unlawful disclosure, use or misappropriation of the right or rights of any other Person (other than to the extent resulting from material changes to the Owned IP or the Not-Owned IP, as the case may be, made by the Surviving Corporation or other Persons after the Closing Date). The Company is not in violation of, or in default (with or without notice or lapse of time or both) under, any Contract or other Legal Requirement relating to the Company IP; (iv) (A) there is no action, suit, inquiry, formal or informal complaint, investigation or other proceeding that is pending, or to the Knowledge of the Company, threatened, with respect to and (B) there is no outstanding Order concerning, (X) any right of the Company to develop, license, use, sell, distribute or modify the Owned IP or (Y) any right under a Contract or any other right of the Company to license, use, sell, distribute or modify the Not-Owned IP; (v) the Company has the right, which (subject to the expiration of copyrights and patents by operation of law or the loss of Trade Secrets as a result of actions taken by other Persons) is non-terminable and not subject to expiration or revocation, to develop, license, control or regulate the use of, sell, distribute and modify the Owned IP without any valid legal or equitable claim by, or payment or other obligation owing to, or Consent from, any Person. The Surviving Corporation will retain at the Effective Time all of such rights on the same basis and geographic scope as that enjoyed by the Company immediately prior to the Effective Time, without any diminution or alteration as a result of the Merger; (vi) except as set forth in Section 5.12(a)(vi) of the Disclosure Schedule (and subject only to the express terms of those Contracts that are referred to in Section 5.12(a)(ii) and
Section 5.12(b)(ii) of the Disclosure Schedule to the extent that true and complete copies have been provided to CompuCom), the Company has the right, which is non-terminable and not subject to expiration or revocation, to license, use, sell, distribute or modify the Not-Owned IP without any valid legal or equitable claim by, or payment or other obligation owing to, any other Person. The Surviving Corporation will retain at the Effective Time all of such rights on the same basis or geographic scope as that enjoyed by the Company immediately prior to the Effective Time, without any diminution or alteration as a result of the Merger. Section 5.12(a)(vi) of the Disclosure Schedule sets forth a true, complete and correct list of all Consents required to permit the Surviving Corporation to license, use, sell, distribute and modify the Not-Owned IP on the same basis and geographic scope as that enjoyed by the Company immediately prior to the Effective Time, without any diminution or alteration as a result of the Merger; (vii) except as set forth in Section 5.11(g) of the Disclosure Schedule, the Company has not granted or obligated itself to grant to any Person any outstanding license, option or other right to develop, license, sell, distribute or modify (including, without limitation, any rights under any source code escrow Contract) in any manner, in whole or in part, any of the Owned IP or Not-Owned IP. No Person has either asserted any right to develop, license, use, sell, distribute or modify the Owned IP except in accordance with a license or other Contract set forth in Section 5.11(g) of the Disclosure Schedule, or offered to grant the Company a license or any other right of use with respect to the Owned IP. The Company is under no obligation to compensate any Person for any development, license, use, sale, distribution or modification of any of the Owned IP. To the Knowledge of the Company, no Person, other than the Company, has either applied for any patent or registered any claim to copyright with respect to any part of the Owned Software; and (viii) to the Knowledge of the Company, (A) none of the Owned IP has been infringed by any Person, and (B) none of the Owned IP is being used by any Person except pursuant to a Contract set forth in Section 5.11(g) of the Disclosure Schedule.

              (b) Software. The Company does not own any material Software.
Section 5.12(b) of the Disclosure Schedule sets forth a true and complete list of all items of Software other than Miscellaneous Software Components (A) which the Company does not own but in which the Company has a right or rights (by license or otherwise), and (B) which also are used or held for use in the business and operations of the Company, other than licenses for generally available commercial Software used on personal computers having an individual acquisition cost of $1,000 or less (the "Not-Owned Software").

              (c) Development and Protection of the Owned IP. The Company has taken all reasonable measures to protect in all material respects the confidential and proprietary nature of the Trade Secrets and the source code, object code and access codes for the Not-Owned Software (the "Confidential Software"). To the Knowledge of the Company, all Know-How material to the Software of the Company has been reduced to writing. Such descriptions explain such Know-How and enable its intended use by the Surviving Corporation. To the Knowledge of the Company, the Company has taken all reasonable measures to protect in all material respects the confidential and proprietary nature of the information related to the business strategy, finances, marketing plans or employees of the Company which has not been published and is not generally known to the public and to the Knowledge of the Company, no employee is in violation of any confidentiality Contract with any former employer or business associate.
Section 5.12(c)(iv) of the Disclosure Schedule sets forth a list of all key employees who have signed Confidentiality Contracts with former employers or business associates.

         5.13 Litigation. Except as set forth in Section 5.13 of the Disclosure Schedule, there is no action, suit, inquiry, formal or informal complaint, investigation or other proceeding that is pending or, to the Knowledge of the Company, threatened, involving the Company, its properties or assets, or any of its directors, officers or agents (in their capacities as such), at law or in equity, in or before any Tribunal.

         5.14 Compliance with Legal Requirements.

              (a) The Company is not in violation of, or in default under (or with or without notice or lapse of time or both, would be in violation of, or default under), and has not received any notice alleging any such violation or default under, any provision of its Articles of Incorporation or Bylaws or any material term or provision of any note, bond, mortgage, indenture, lease, license, Contract or other instrument to which it is a party or by which any of its properties or assets are or may be bound. To the Knowledge of the Company, the Company is not, and has not been, in violation of, or default under (or with or without notice or lapse of time or both, would be in violation of, or default under), and has not received any notice alleging any such violation or default under, any provision of any material Legal Requirement applicable to it or its properties or assets.

              (b) Without limiting the generality of Section 5.14(a), the Company has not received, and does not have any Knowledge of any information which would indicate that the Company will or may receive, written notice from any Tribunal that the Company (i) does not possess all material permits, licenses and other authorizations, or has not filed all environmental notices, which are required under applicable Environmental Laws, (ii) is in conflict with or in material default or material violation of any material terms and conditions of the required permits, licenses and authorizations or of any notice filing requirements or (iii) is in material conflict with or in material default or material violation of any Environmental Laws. There is not, and as of the Effective Time there will not be, any condition, event, fact, circumstance or other matter existing or occurring which does or reasonably may be expected to
(x) interfere with, or prevent material compliance or continued material compliance with any Environmental Laws in connection with, the ownership, use or operation by the Company of any of its properties or assets, (y) require any reporting, assessment or remedial action of any kind under Environmental Laws in connection with the ownership, use or operation by the Company of any of its properties or assets or (z) give rise to any material common law or legal liability under Environmental Laws, including, without limitation, CERCLA, or any similar Legal Requirements in connection with the ownership, use or operation by the Company of any of its properties or assets.

              (c) The Company is in compliance with and has complied with, in all material respects, the requirements of the Americans with Disabilities Act.

              (d) The Company is not presently subject to any outstanding Order from any Tribunal under any Legal Requirement, nor is the Company subject to any outstanding claims, Liens, judicial or administrative proceedings or investigations arising under any Legal Requirement.

              (e) To the Knowledge of the Company, there is no proposed Legal Requirement that could reasonably be expected to have a Material Adverse Effect.

         5.15 Employee Benefit Plans.

              (a) Schedule 5.15(a)(i) of the Disclosure Schedule hereto sets forth a true and complete list of: (i) all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other employee benefit arrangements or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation and stock purchase arrangements or policies) maintained by the Company or to which the Company contributes or is obligated to contribute with respect to employees of the Company (collectively, the "Employee Benefit Plans"), and, in a separate category, all Employee Benefit Plans which are "pension plans" (as defined in Section 3(2) of ERISA ("Pension Plans")). Section 5.15(a)(ii) of the Disclosure Schedule sets forth the name, title, current salary rate (including bonus and commissions), and current base salary rate of the 10 most highly compensated present employees of the Company. There is no trade or business (whether or not incorporated) which is under common control, or treated as a single employer, with the Company under Section 414 of the Code. No Employee Benefit Plans cover persons employed outside of the United States. No Pension Plans are subject to Section 4063 or 4064 of ERISA (collectively, the "Multiemployer Plans"). No Employee Benefit Plans that are welfare plans as defined in Section 3(1) of ERISA provide benefits after termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense). No Employee Benefit Plan is a "defined benefit plan" as defined in Section 3(35) of ERISA.

              (b) To the knowledge of the Company, each of the Employee Benefit Plans intended to qualify under Section 401 of the Code (collectively, the "Qualified Plans") so qualifies, and nothing has occurred with respect to the operation of any such plan which could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code. To the Knowledge of the Company, any entity maintained or contributed to by the Company and which is intended to be an association described in Section 501(c)(9) of the Code is exempt from federal income Tax under Section 501(a) of the Code.

              (c) To the Knowledge of the Company, all contributions and premiums required by law or by the terms of each Employee Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto).

              (d) There has been no "reportable event,"as that term is defined in Section 4043 of ERISA and the regulations thereunder, with respect to any of the Qualified Plans which would require the giving of notice, or any event requiring notice to be provided, under Section 4063(a) of ERISA.

              (e) To the Knowledge of the Company, there has been no violation of ERISA that could reasonably be expected to result in a material liability with respect to the filing of applicable returns, reports, documents or notices regarding any of the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans.

              (f) Except as set forth in Section 5.15(f) of the Disclosure Schedule, true and complete copies of the following documents, with respect to each of the Employee Benefit Plans (as applicable) have been delivered by the Company to CompuCom: (i) any plans and related trust documents, and all amendments thereto, (ii) the most recent Forms 5500 and schedules thereto, (iii) the most recent summary plan description, and (v) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

              (g) There are no pending Legal Proceedings which have been asserted or instituted against any Employee Benefit Plan, the assets of any such plan or the Company, or the plan administrator or fiduciary of any Employee Benefit Plan with respect to the operation of any such plan (other than routine, uncontested benefit claims). To the Knowledge of the Company, neither the Company nor any fiduciary of any plan which is not a Multiemployer Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code.

              (h) To the Knowledge of the Company, each of the Employee Benefit Plans has been maintained and administered, in all material respects, in accordance with its terms and all provisions of applicable Legal Requirements. All amendments and actions required to bring each of the Employee Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable Legal Requirements have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed in Schedule 5.15(h) of the Disclosure Schedule.

              (i) Each Employee Benefit Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder; (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder; (iii) the health care continuation provisions of COBRA; and (iv) the Medicare Secondary Payor Provisions of Section 1862(b) of the Social Security Act.

              (j) Except as set forth in Section 5.15(j) of the Disclosure Schedule, the Company is not a party to any agreement, contract or arrangement that would result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

              (k) The Company will not have by reason of the transaction contemplated by this Agreement, any obligation to make any payment to any employee pursuant to any Employee Benefit Plan.

         5.16 Absence of Labor Difficulties. The Company is not a party to any labor union or collective bargaining agreement. There is no labor union or organizing activity pending or, to the Knowledge of the Company, threatened with respect to the Company or its business. To the Knowledge of the Company, the Company is not engaged in any unfair labor practice. There is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any other agency. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or involving the Company. No grievance or other labor dispute or proceeding or any arbitration proceeding arising out of or under any collective bargaining or other employee agreement is pending or, to the Knowledge of the Company, threatened against the Company. The Company is not aware of any other actual or potential labor problem which could reasonably be expected to have a Material Adverse Effect.

         5.17 Customers. Section 5.17 of the Disclosure Schedule sets forth each customer or group of affiliated customers accounting for 5% or more of the revenue of the Company during the eleven-month period ended February 28, 1998. Except as disclosed in Section 5.17 of the Disclosure Schedule, no customer or group of affiliated customers listed in Section 5.17 of the Disclosure Schedule has terminated or, to the Knowledge of the Company, has, in writing or by an express oral statement, threatened to terminate or advised it will terminate its relationship with the Company.

         5.18 Assets Necessary to Business. The properties and assets owned or leased by the Company (all of which, after the Effective Time, will be owned or leased by the Surviving Corporation) are sufficient to carry on the business and operations currently conducted by the Company. Except as set forth in Section
5.18 of the Disclosure Schedule, such properties and assets are materially fit for the purposes for which they are presently being used in the business and operations of the Company and are in good operating condition and repair. The transactions contemplated hereby will not deprive the Company (or, after the Effective Time, the Surviving Corporation) of the benefits of any properties or assets used, or available for use, in its business or operations or of the benefits of any rights relating thereto (whether by reason of a violation of the terms of any Contract or commitment or a failure to obtain any Consent from any Tribunal or any other Person or for any other cause) or the imposition of any liabilities on the Company or any other Person.

         5.19 Licenses and Permits.

              (a) Except as set forth in Section 5.19(a) of the Disclosure Schedule, the Company owns or validly holds all material licenses, franchises, privileges, Consents, exemptions, certificates, registrations, orders and similar documents and instruments that are required by any Legal Requirement in connection with the conduct of the business and operations of the Company as currently conducted.

              (b) Except as would not have a Material Adverse Effect, all such licenses, franchises, privileges, Consents, exemptions, certificates, registrations, orders and similar documents and instruments are valid, binding and in full force and effect, and no proceeding is pending or, to the Knowledge of the Company, threatened for the revocation of any such license, franchise, privilege, permit, Consent, exemption, certificate, registration, order or similar document or instrument.

              (c) All such licenses, franchises, privileges, Consents, exemptions, certificates, registrations, orders and similar documents and instruments will, upon consummation of the transactions contemplated by this Agreement, be valid, binding and in full force and effect on identical terms and conditions, which terms and conditions will, upon consummation of the transactions contemplated by this Agreement, permit the conduct of the business and operations of the Company, in substantially the same manner as prior to the date hereof.

         5.20 Title to Properties. Except as provided pursuant to the express provisions of the Contracts set forth in Section 5.11(b) of the Disclosure Schedule, the Company has good, valid and indefeasible title to all properties and assets owned by it and valid leasehold or license interests in all properties and assets leased by it (whether real, personal or mixed), in each case free and clear of all Liens of any kind. All leases of properties or assets (whether real, personal or mixed) used by the Company in its business and operations are valid, subsisting and effective in accordance with their terms and the Company enjoys peaceful possession of all such properties and assets. All material improvements and fixtures constituting a part of any real property leased by the Company are in good operating condition and repair and are suitable for their current uses. No improvement constituting a part of such real property encroaches upon any real property of any other Person.

         5.21 Insurance. The properties and assets of the Company that are of an insurable character are insured against loss or damage by fire or other risks to the extent and in the manner customary for companies engaged in similar businesses and operating similar properties. Schedule 5.21 of the Disclosure Schedule sets forth a true and complete description of the policies of insurance presently in force, specifying with respect to each such policy the name of the insurer, type of coverage, term of policy, deductible amount, limits of liability and annual premium. All such insurance is in full force and effect and is maintained with reputable insurance companies and associations. To the Knowledge of the Company, there are no circumstances existing that would enable such insurers to avoid liability under the policies issued by them. There are no Persons other than the Company having an interest under such policies. The Company has received no notice of cancellation or termination with respect to any such policy. Premiums in respect of each such insurance policy are fully paid to the date hereof. The insurance coverage provided by such policies of insurance will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement. At no time since January 1, 1995 has any insurance company or association canceled or reduced any insurance coverage covering any of the properties or assets of the Company or given any notice or other indication of its intention to cancel or reduce any such coverage. The loss of any properties or assets of the Company not covered by insurance would not reasonably be expected to have a Material Adverse Effect.

         5.22 Books and Records. The minute books and records of the Company contain a true, complete and correct record of all material actions taken at all meetings and by all written consents in lieu of meetings of the Board of Directors, or any committees thereof, and shareholders of the Company. The stock ledger and related stock transfer records of the Company contain a true, complete and correct record of the original issuance, transfer and other capitalization matters of the capital stock of the Company. The accounting, financial reporting, tax and business books and records of the Company (a) accurately and fairly reflect in all material respects the business and condition of the Company and the transactions and the assets and liabilities of the Company with respect thereto, and (b) have been maintained in all material aspects in accordance with good business and bookkeeping practices. Without limiting the generality of the foregoing, the Company has not engaged in any material transaction with respect to its business or operations, maintained by any bank account therefor or used any funds of the Company in the conduct thereof except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the business.

         5.23 Absence of Certain Business Practices. To the Knowledge of the Company, neither the Company nor any of its Affiliates, directors, officers, employees or agents has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official (domestic or foreign) that could subject the Company to any material damage or penalty in any civil, criminal or governmental litigation or proceeding.

         5.24 Bank Accounts. Section 5.24 of the Disclosure Schedule sets forth a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, and a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company authorized to transact business with respect thereto.

         5.25 Default. Since January 1, 1995, no Indebtedness of the Company has been the subject of a notice of acceleration of the maturity of such Indebtedness. The Company is not in default under Indebtedness such as would permit the acceleration thereof.

         5.26 Subsidiaries. Except as set forth in Section 5.26 of the Disclosure Schedule, the Company has no subsidiaries and does not control (directly or indirectly, through the ownership of securities, by Contract, by proxy, alone or in combination with others, or otherwise) any corporation, partnership, business organization or other Person. The Company does not have any equity interest in any Person.

         5.27 No Broker's or Finder's Fees. No broker, investment banker, financial advisor or other person, other than Raymond James & Associates, Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement (including the fees of the Company's legal counsel and the legal counsel for its financial advisor) are set forth in a letter dated April 9, 1998 from the Company to CompuCom, excluding expenses related to the solicitation of proxies.

         5.28 Opinion of Financial Advisor. The Company has received the opinion of Raymond James & Associates, Inc., dated April 4, 1998, to the effect that, as of that date, the consideration to be received in the Merger by the Company's shareholders is fair from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to CompuCom.

         5.29 Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement, will at the time the Proxy Statement is first mailed to the Company's shareholders or at the time of the Shareholders Meeting (as defined in Section 7.4), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The

Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by CompuCom or the CompuCom Subsidiary specifically for inclusion or incorporation by reference therein.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                     OF COMPUCOM AND THE COMPUCOM SUBSIDIARY

         CompuCom and the CompuCom Subsidiary, jointly and severally, hereby represent and warrant to the Company as follows:

         6.1 Organization, Standing, etc., of CompuCom. CompuCom is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted. CompuCom has all requisite corporate power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated hereby.

         6.2 Organization, Standing, etc., of CompuCom Subsidiary.

             (a) The CompuCom Subsidiary is a newly formed corporation duly organized, validly existing with active status under the laws of the State of Florida and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted. The CompuCom Subsidiary has all requisite corporate power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated hereby.

             (b) At the Effective Time, the duly authorized capital stock of the CompuCom Subsidiary will consist of 1,000 shares of common stock, no par value, 1,000 shares of which will be validly issued, fully paid and nonassessable and owned of record and beneficially by CompuCom. There are no outstanding options, warrants or other rights to subscribe for or purchase capital stock (or securities convertible into or exchangeable for capital stock) of the CompuCom Subsidiary. The CompuCom Subsidiary has not engaged in any activities other than as contemplated by the terms of this Agreement.

         6.3 Authorization and Execution. The execution and delivery of this Agreement and the performance of each of CompuCom and the CompuCom Subsidiary of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CompuCom and the CompuCom Subsidiary. This Agreement has been duly and validly executed and delivered by each of CompuCom and the CompuCom Subsidiary and constitutes a legal, valid and binding agreement of each of CompuCom and the CompuCom Subsidiary enforceable against CompuCom and the CompuCom Subsidiary, as applicable, in accordance with its terms, assuming this Agreement is enforceable against the Company, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or by general principles of equity.

         6.4 Absence of Conflicts; Governmental Authorizations.

             (a) The execution and delivery by each of CompuCom and the CompuCom Subsidiary of this Agreement, the performance by each of them of their respective obligations hereunder and the consummation by each of them of the transactions contemplated hereby will not (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or Articles of Incorporation of CompuCom or the CompuCom Subsidiary, as applicable, or the Bylaws of CompuCom or the CompuCom Subsidiary, each as amended to date; (ii) materially conflict with, result in any material violation or material breach of, constitute a default under, give rise to any right of termination or acceleration (with or without notice or the lapse of time or both) pursuant to, or result in being declared void or voidable, any term or provision of any note, bond, mortgage, indenture, lease, license, Contract or other instrument to which CompuCom or the CompuCom Subsidiary is a party or by which any of their respective properties or assets are or may be bound; (iii) materially violate any term of any Legal Requirement applicable to CompuCom or the CompuCom Subsidiary or their respective properties or assets; or (iv) result in the creation of, or impose on CompuCom or the CompuCom Subsidiary the obligation to create, any Lien upon any properties or assets of CompuCom or the CompuCom Subsidiary.

             (b) Except for applicable requirements, if any, of the 33 Act, the Exchange Act, the premerger notification requirements of the HSR Act, the Nasdaq National Market, the filing and recordation of appropriate merger documents as required by the FBCA, filings required pursuant to any state securities or "blue sky" laws, and such other notices, reports or other filings the failure of which to be made would not, individually or in the aggregate, have a Material Adverse Effect on CompuCom or prevent or materially impair the consummation of the transactions contemplated hereby, CompuCom is not required to submit any notice, report or other filing to any Tribunal, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         6.5 Financing. CompuCom or the CompuCom Subsidiary possess, or have access to, all funds necessary to pay the Merger Consideration and related fees and expenses, and have the financial capacity to perform their other obligations under this Agreement. Upon the terms and subject to the conditions of this Agreement, CompuCom or the CompuCom Subsidiary will pay the Merger Consideration.

         6.6 Information Supplied. None of the information supplied or to be supplied by CompuCom or the CompuCom Subsidiary specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE VII

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with CompuCom or the CompuCom Subsidiary that, at all times before the Closing, the Company at its expense will comply with all covenants and provisions of this Article VII, except to the extent otherwise expressly required or permitted by this Agreement.

         7.1 Investigations. The Company will provide CompuCom and CompuCom's counsel, accountants and other representatives and agents with reasonable access, upon prior notice and during normal business hours, to all facilities, officers, directors, employees, agents, accountants, actuaries, assets, properties, books and records of the Company and will furnish CompuCom with such financial and operating data and other information with respect to the business and properties of the Company or the transactions contemplated hereby as CompuCom shall from time to time request; provided, however, that such investigation (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the Company, and (b) shall not affect any of the representations and warranties hereunder. The Company will also provide CompuCom with timely notice of and access to minutes of all meetings (and all actions by written consent in lieu thereof) of the board of directors, or any committee thereof, and shareholders of the Company. In the event of termination of this Agreement, CompuCom will return or cause to be returned to the Company all documents and other material obtained from the Company in connection with the transactions contemplated hereby and will keep confidential any such information unless such information is ascertainable from public or published information or is required to be disclosed by applicable Legal Requirements.

         7.2 Operation of the Company. The Company will carry on its business solely in the usual and ordinary course consistent with past practice. Without limiting the generality of the foregoing:

             (a) The Company will not, without the prior written consent of
CompuCom: (i) authorize, issue or commit to issue any shares of its capital stock of any class (whether or not from treasury stock) or other equity interests in the Company, except for the issuance of shares of Company Common Stock upon the exercise of, and in accordance with, the Options; (ii) split up, combine or reclassify any of its capital stock or other equity interests in the Company; (iii) grant, commit to grant, issue or commit to issue any options, warrants or other rights (including Options) to subscribe for or purchase any shares of its capital stock, other equity interests in the Company or any security directly or indirectly convertible into or exchangeable for, or which in any manner confers upon the holder thereof the right to acquire, any shares of any class of its capital stock or other equity securities; (iv) purchase, redeem or otherwise acquire any shares of its capital stock of any class or any equity interests in the Company, or any interest in or right to acquire any such shares or other equity interests in the Company; (v) declare, set aside for payment or pay any dividend on, or make any other distribution or payment with respect to, any share of its capital stock of any class or any other equity interests; (vi) grant or pay any increase in the salaries or other compensation (including, without limitation, perquisites) of any of its officers or directors, grant or pay any bonus to any of its officers or directors other than paying bonuses to officers which have been earned as of the date of this Agreement pursuant to existing bonus plans of the Company, enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any of its officers or directors, take any action to institute any new severance or termination pay practices with respect to any of its officers or directors, or increase the benefits payable under its severance or termination pay practices applicable to its officers or directors; (vii) grant or pay any increase in the salaries or other compensation (including, without limitation, perquisites) of any of its employees, agents or consultants other than in the ordinary course of business consistent with past practice, grant or pay any bonus to any of its employees, agents or consultants other than in the ordinary course of business consistent with past practice, enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any of its employees, agents or consultants, take any action to institute any new severance or termination pay practice with respect to any of its employees, agents or consultants, or increase the benefits payable under its severance or termination pay practices applicable to its employees,
(viii) grant any increase in the pension, retirement or other employment benefits of any character of, or grant any new benefits to, any of its officers, directors, or employees other than benefits to new employees no greater than those provided to existing employees, or, other than as contemplated by Section
4.6 or Section 7.11, amend or terminate, partially or completely, any Plan described in Section 5.15; (ix) create, incur, assume, guarantee, endorse, refinance, modify, extend, renew or otherwise become liable for (a) any debt, obligation or other liability for money borrowed except pursuant to existing or planned lines of credit disclosed in, and the disclosure set forth in, Section 5.11(a) of the Disclosure Schedule or (b) any other debt, obligation or other liability, except in the ordinary course of business consistent with past practice, cancel, pay, agree to cancel or pay, or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, any debt, obligation or other liability, or waive, cancel or compromise any right to receive any direct or indirect payment or other benefit under any debt, obligation or other liability owing to the Company, except as otherwise contemplated hereby or in the ordinary course of business consistent with past practice; (x) dispose of or assign any of its material assets or properties or permit any of its assets and properties to be subjected to any Liens, except to the extent such disposition of any such Lien is made or incurred in the ordinary course of business consistent with past practice, or sell any part of its operations or business to any other Person; (xi) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice, or terminate, modify, assign, release, relinquish or waive any right of the Company under any existing real property lease, or increase its obligations under real property leases, except in the ordinary course of business consistent with past practice and in accordance with the express terms of existing real property leases listed in Section 5.11(l) of the Disclosure Schedule; (xii) fail to maintain all material equipment and other material assets and properties in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear; (xiii) change or remove (x) the independent certified public accountants for the Company, (y) any operational, financial reporting accounting practice or policy or any assumption underlying such a practice or policy, or (z) any method of calculating any bad debt, contingency or other reserve for financial reporting purposes or for other accounting purposes; (xiv) except as set forth in Section 7.2(a)(xiii) of the Disclosure Schedule pursuant to documentation to which CompuCom consents in writing in advance, amend, modify or repeal, or propose to do, or permit or consent to any amendment, modification or repeal of its Articles of Incorporation or

Bylaws or take any action with respect to such action; (xv) license any of its technology, Intellectual Property or Software except in the ordinary course of business consistent with past practice; (xvi) (A) merge, consolidate or otherwise combine or agree to merge, consolidate or otherwise combine with any other Person, (B) acquire all or substantially all, or a portion of all, the assets, capital stock or other equity securities of any other Person, or any business division of any other Person or (C) otherwise organize or acquire control or ownership of any other Person; (xvii) violate, breach or default, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a material violation, material breach or default under, any term or provision of any material Contract to which the Company is a party or by which any of its properties or assets is or may be bound and as to which such violation, breach or default could affect the validity or enforceability of this Agreement or any of the transactions contemplated hereby or, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect; (xviii) delay or postpone beyond normal past practice the payment of any material account payable or other debt, obligation or other liability; (xix) permit any increase in its aggregate obligations under operating leases involving personal property having a fair market value in excess of $5,000; (xx) permit any increase in its aggregate obligations under capital leases involving assets having a fair market value in excess of $10,000;
(xxi) except as disclosed in Section 5.11(j) of the Disclosure Schedule, make any capital expenditure in excess of $10,000 or make capital expenditures in excess of $20,000 in the aggregate; (xxii) enter into, or become obligated under, any Contract, or change, amend, terminate or otherwise modify any Contract, except in the ordinary course of business consistent with past practice; (xxiii) enter into, directly or indirectly, any new transaction with any Affiliate of the Company; (xxiv) buy additional inventory pursuant to any vendor inventory buy-in program; or (xxv) without limitation of the matters set forth in this Article VI, enter into or become bound by any Contract, commitment, instrument or other document after the date hereof which is of a type, which would have been required to be disclosed pursuant to any clause of
Section 5.11 had the Company been a party to, or had its business or any of its assets been bound by, such Contract, commitment, instrument or other document as of the date of this Agreement.

             (b) The Company will promptly advise CompuCom in writing of the commencement or threat of any claim, litigation, action, suit, inquiry or proceeding involving the Company, its properties or assets, or any of its directors, officers or agents (in their capacities as such).

             (c) The Company shall furnish CompuCom with a copy of all amendments to the Company's Annual Report on Form 10-K, filed with the SEC for the year ended March 31, 1997 (the "Company 10-K") and of any other form filed with the SEC under the Exchange Act from the date of filing of the Company 10-K to the Effective Time of the Merger.

             (d) The Company will use its reasonable commercial efforts to (i) preserve intact its present business organization, reputation and customer relations, (ii) keep available the services of its present officers, directors, employees, agents, consultants and other similar representatives, (iii) maintain all its licenses, qualifications and authorizations to do business in each jurisdiction in which it is so licensed, qualified or authorized, (iv) maintain in full force and effect all contracts, documents and arrangements referred to in Section 5.11, and (v) continue all current marketing and selling activities relating to the business, operations or affairs of the Company.

             (e) The Company will comply, in all material respects, with all Legal Requirements applicable to its business, operations or affairs.

         7.3 No Solicitation.

             (a) The Company and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the acceptance for payment of shares of the Company Common Stock pursuant to the Merger, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an unsolicited Takeover Proposal, and subject to compliance with Section 7.3(c), (A) furnish information with respect to the Company to any Person pursuant to a confidentiality agreement in a form approved by the Company and CompuCom (such approval not to be unreasonably withheld) and (B) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or executive officer of the Company or any investment banker, financial advisor, attorney, accountant or other representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 7.3(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of twenty percent or more of the assets of the Company or twenty percent or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty percent or more of any class of equity securities of the Company, any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to CompuCom of the transactions contemplated hereby.

             (b) Except as set forth in this Section 7.3, neither the Board of the Directors of the Company nor any committee thereof shall (i) withdraw or modify or propose to withdraw or modify, in a manner adverse to CompuCom, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Merger, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholder under applicable law, the Board of Directors of the Company may (subject to the other provisions of this Section 7.3) withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below), cause the Company to enter into an agreement with respect to a Superior Proposal or terminate this Agreement, but in each case only at a time that is after the second business day following CompuCom's receipt of written notice (a "Notice of Superior Proposal") advising CompuCom that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. In the event that a Notice of Superior Proposal is delivered and any material term or condition of the Superior Proposal described therein is subsequently changed, the Company shall deliver a supplemental Notice of Superior Proposal describing such change and may withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend the modified Superior Proposal or cause the Company to enter into an agreement with respect to the modified Superior Proposal only at a time that is after the second business day following CompuCom's receipt of the supplemental Notice of Superior Proposal. In addition, if the Company proposes to enter into an Agreement with respect to any Takeover Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid to CompuCom (x) the Termination Fee (as defined in Section 10.5) and
(y) any Indebtedness owed to CompuCom with respect to product sold or services provided by CompuCom to the Company or supplied or provided by CompuCom to any of the Company's customers at the request of the Company. For purposes of this Agreement, a "Superior Proposal" means any bonafide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than fifty percent of the shares of the Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger.

             (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 7.3, the Company shall immediately advise CompuCom orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the Person making such request or Takeover Proposal. The Company will keep CompuCom fully informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

             (d) Nothing contained in this Section 7.3 shall prohibit the Company from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's shareholders under applicable law; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 7.3(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

         7.4 Board Approval, Fairness Opinion, Shareholder Approval and Proxy Statement.

             (a) The Company hereby approves of and consents to the Merger and represents that the Board of Directors of the Company, at a meeting duly called and held, duly adopted resolutions approving this Agreement and the Merger, determining that the terms of the Merger are fair to, and in the best interest of, the Company's shareholders and recommending that the Company's shareholders accept the Merger and approve and adopt this Agreement and the Merger. The Company represents that its Board of Directors has received the opinion of Raymond James & Associates, Inc. dated as of April 9, 1998 that the proposed consideration to be received by the holders of the Company Common Stock pursuant to the Merger is fair to such holders from a financial point of view, and a complete and correct signed copy of such opinion has been delivered by the Company to CompuCom.

             (b) The Company will, at CompuCom's request, as soon as practicable following execution of this Agreement, duly call, give notice of, and convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of obtaining the requisite approval of the Company's shareholders with respect to the Merger. The Company will, through its Board of Directors, recommend to its shareholders that the shareholders vote in favor of, or otherwise consent to, the approval of this Agreement, the Merger and the transactions contemplated hereby, except as contemplated by Section 7.3. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 7.4(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger.

             (c) The Company will, at CompuCom's request, as soon as reasonably practicable following execution of this Agreement prepare and file a preliminary Proxy Statement with the SEC and will use its commercially reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the staff of the SEC. CompuCom and its counsel shall be given reasonable opportunity to review and comment upon the Proxy Statement prior to its filing with the SEC or dissemination to shareholders of the Company. The Company will notify CompuCom promptly of the receipt of any written comments from the SEC or its staff and of any requests by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply CompuCom with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Each of the Company, CompuCom and the CompuCom Subsidiary agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Proxy Statement and to cause the Proxy Statement as so amended or supplemented to be filed with the SEC and disseminated to the Company's shareholders, in each case as and to the extent required by applicable Federal securities laws. If at any time prior to the Shareholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its shareholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which CompuCom reasonably objects.

             (d) CompuCom agrees to cause all shares of the Company Common Stock owned by CompuCom or any subsidiary of CompuCom to be voted in favor of the approval of the Merger by the shareholders of the Company.

         7.5 Consents. The Company shall use its commercially reasonable efforts to obtain the Consent of each Person listed in Section 5.11(x) of the Disclosure Schedule, each of whose Consent is required in connection with the execution, delivery or performance of this Agreement.

         7.6 Financial Statements and Reports.

             (a) As promptly as reasonably practicable after each calendar month ending between the date hereof and the Closing Date, but in no event later than 30 days after the end of each such month, the Company will deliver to CompuCom true and correct copies of the unaudited financial statements (including a balance sheet, a statement of operations and changes in shareholders' equity and cash flows) of the Company as of and for the month then ended, prepared in accordance with GAAP, and which shall present fairly the financial condition and assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as of the end of such month and the results of operations of the Company for and during the period then ended, subject to normal and recurring year-end audit adjustments.

             (b) As promptly as reasonably practicable, the Company will deliver to CompuCom true and complete copies of such other material financial statements, reports or analyses as may be prepared or received by the Company and as relate to the Company's business and operations, and such other information with respect to the foregoing as CompuCom reasonably may request, including, without limitation, normal internal reports and special reports (such as those of consultants).

         7.7 Termination of Covenants Not to Compete. Prior to Closing, the Company shall enter into agreements reasonably acceptable to CompuCom providing for an unqualified waiver of, or otherwise rendering no longer effective, the covenants not to compete contained in Article XII of that certain Asset Purchase Agreement dated August 30, 1996 between Ameridata of New Jersey, Inc. and the Company.

         7.8 Rose Employment Contract. Prior to the Closing, the Company shall terminate (contingent upon the consummation of the transactions contemplated by this Agreement) its existing employment agreement with Richard C. Rose, Chief Executive Officer of the Company, and Mr. Rose and CompuCom shall have agreed upon terms and conditions mutually acceptable to each of them with respect to Mr. Rose's employment with CompuCom following consummation of the transactions provided for in this Agreement.

         7.9 Notice and Cure. The Company will notify CompuCom promptly in writing of, and contemporaneously will provide CompuCom with true and complete copies of any and all information or documents relating to, and will use its commercially reasonable efforts to cure before the Effective Time, any event, transaction or circumstance that results in or will result in any covenant or agreement of the Company under this Agreement being breached, or that renders or will render untrue any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company will use its commercially reasonable efforts to cure, at the earliest practicable date and prior to the Effective Time, any violation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, whether occurring or arising before or after the date of this Agreement.

         7.10 Commercially Reasonable Efforts and Consents. Subject to the terms and conditions herein provided, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements and otherwise to consummate and make effective the transactions contemplated by this Agreement and shall use its commercially reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, Consents, licenses and clearances and to effect all registrations, filings and notices with, to or from other Persons or Tribunals required of the Company that are necessary or reasonably desirable to effect the Merger and the transactions contemplated hereby. Such commercially reasonable efforts shall include efforts to cooperate with CompuCom to, as promptly as practicable, make any filings required pursuant to the HSR Act and to promptly and diligently provide any additional information required or reasonably requested in order to comply with the requirements of the HSR Act.

         7.11 Company Profit Sharing Plan. The Company shall take all actions necessary to terminate the Company's Section 401(k) Salary Savings Plan effective immediately prior to Closing.

         7.12 Agreements and Covenants. The Company shall not make any commitment, either in writing or orally, which would violate any of the provisions set forth in this Article VII.


                                  ARTICLE VIII

                COVENANTS OF COMPUCOM AND THE COMPUCOM SUBSIDIARY

         CompuCom covenants and agrees with the Company that (except for the provisions of Section 8.6, which shall only apply after the Closing) CompuCom at its expense will comply with all covenants and provisions of this Article VIII, except to the extent otherwise expressly required or permitted by this Agreement.

         8.1 Conduct of Business of the CompuCom Subsidiary. During the period from the date of this Agreement to the Effective Time, the CompuCom Subsidiary shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

         8.2 Obligation of CompuCom to Make Merger Effective and the CompuCom Subsidiary's Shareholder Consent. CompuCom shall cause the CompuCom Subsidiary to take all actions necessary on its part to carry out the transactions contemplated hereby. CompuCom, as the sole shareholder of the CompuCom Subsidiary, will consent in writing to the approval of this Agreement and the Merger in accordance with the FBCA.

         8.3 Notice and Cure. CompuCom will notify the Company promptly in writing of, and contemporaneously will provide the Company with true and complete copies of any and all information or documents relating to, and will use its commercially reasonable efforts to cure before the Effective Time, any event, transaction or circumstance occurring after the date of this Agreement that results in or will result in any covenant or agreement of CompuCom under this Agreement to be breached, or that renders or will render untrue any representation or warranty of CompuCom contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. CompuCom also will use its commercially reasonable efforts to cure, at the earliest practicable date and before the Effective Time, any violation or breach of any representation, warranty, covenant or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

         8.4 Commercially Reasonable Efforts and Consents. Subject to the terms and conditions herein provided, CompuCom shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements and otherwise to consummate and make effective the transactions contemplated by this Agreement and shall use its commercially reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, Consents, Licenses and clearances and to effect all registrations, filings and notices with, to or from other Persons or Tribunals required of CompuCom or the CompuCom Subsidiary that are necessary or reasonably desirable to effect the Merger and the transactions contemplated hereby. Such commercially reasonable efforts shall include efforts to cooperate with the Company to, as promptly as practicable, make any filings required pursuant to the HSR Act and to promptly and diligently provide any additional information required or reasonably requested in order to comply with the requirements of the HSR Act.

         8.5 Information for Proxy Statement for the Company's Shareholders. CompuCom will furnish to the Company such data and information relating to it as the Company may reasonably request for the purpose of including such data and information in the Proxy Statement and any amendments or supplements thereto used by the Company to obtain the necessary shareholder approval of the Merger.

         8.6 Indemnification Rights.

             (a) From and after the Effective Time, to the extent not covered by the insurance set forth in the next succeeding sentence, CompuCom and the CompuCom Subsidiary (or any successor to such parties) shall jointly and severally indemnify, defend and hold harmless the officers, directors and employees of the Company or any of its subsidiaries against all losses, expenses, claims, damages or liabilities arising out of claims brought or made by third parties, including, without limitation, derivative claims, in connection with the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law and shall advance expenses prior to the final disposition of such claims and liabilities to which this sentence applies. CompuCom agrees that all rights to indemnification now existing in favor of the directors, officers or employees of the Company or any of its subsidiaries (including, without limitation, any Person who was or becomes a director, officer or employee prior to the Effective Time (the "Indemnified Parties") under Florida Law or as provided in the Company's Articles of Incorporation or By-Laws with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six years after the Effective Time (or, in the case of claims or other matters occurring on or prior to the expiration of such six year period which have not been resolved prior to the expiration of such six year period, until such matters are finally resolved) and CompuCom shall honor, and shall cause the Company to honor, all such rights. CompuCom shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that CompuCom may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous) with respect to matters occurring on or prior to the Effective Time; provided that in no event shall CompuCom or the Company be required to expend annually more than 150% of the amount that the Company spent for these purposes in the last fiscal year to maintain or procure insurance coverage pursuant hereto; and provided further that if CompuCom or the Company are unable to obtain the insurance called for by this section CompuCom or the Company will obtain as much comparable insurance as is available for such amount per year.

             (b) Without limiting the foregoing, in the event any claim, action, suit, proceeding or investigation to which the provisions of this Section 8.6 are applicable is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be subject to the approval of CompuCom (such approval to not be unreasonably withheld); (ii) after the Effective Time, CompuCom shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time, CompuCom will use commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that CompuCom shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 8.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify CompuCom (but the failure so to notify CompuCom shall not relieve it from any liability which it may have under this
Section 8.6 except to the extent such failure materially prejudices CompuCom). CompuCom shall be liable for the fees and expenses hereunder with respect to only one law firm, in addition to local counsel in each applicable jurisdiction, to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable joint or multiple representation of such parties.

                                   ARTICLE IX

                                   CONDITIONS

         9.1 General Conditions. Notwithstanding any other provisions of this Agreement, the obligations of all of the parties hereto to effect the Merger shall be subject to satisfaction prior to the Closing Date of the following conditions:

             (a) The Company's Shareholder Approval. The shareholders of the Company shall have approved the Merger in the manner required under the FBCA, the Company's Articles of Incorporation and as provided for in Section 7.4.

             (b) HSR Act Waiting Period Expired. All applicable waiting periods specified under the HSR Act with respect to the transactions provided for in this Agreement shall have expired or been terminated.

             (c) No Violations or Proceedings. Consummation of the Merger shall not violate any Order of any Tribunal having competent jurisdiction, and no action or proceeding shall have been instituted by any Person or threatened by any Tribunal which, in either such case, in the good faith judgment of either CompuCom or the Company has a reasonable probability of resulting in an Order, restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement or the ownership and operation by CompuCom after the Effective Time of the Surviving Corporation or all of the material assets and business of the Company.

         9.2 Conditions to the Obligation of CompuCom and the CompuCom Subsidiary. Notwithstanding any other provisions of this Agreement, the obligations of CompuCom and the CompuCom Subsidiary to effect the Merger shall be subject to satisfaction prior to the Closing Date of the following conditions:

             (a) Representations and Warranties True and Correct. The representations and warranties of the Company that are qualified as to materiality shall have been true and correct and such representations and warranties that are not so qualified shall have been true and correct in all material respects, in each case as of the date of this Agreement and the date of the Merger, except in the case of any representation and warranty that speaks as of a particular date, which shall be true and correct or true and correct in all material respects, as applicable, as of such date.

             (b) Satisfaction of Obligations. The Company shall have performed its obligations, and shall have complied with its covenants and agreements, under this Agreement.

         9.3 Conditions to Obligations of the Company. Notwithstanding any other provisions of this Agreement, the obligations of the Company to effect the Merger shall be subject to satisfaction prior to the Closing Date of the following conditions:
                                     - 34 -

              (a) Representations and Warranties. The representations and warranties of CompuCom and CompuCom Subsidiary in this Agreement that are qualified as to materiality shall have been true and correct and such representations and warranties that are not so qualified shall have been true and correct in all material respects, in each case as of the date of this Agreement and the date of the Merger, except in the case of any representation and warranty that speaks as of a particular date, which shall be true and correct or true and correct in all material respects, as applicable, as of such date.

              (b) Satisfaction of Obligations. CompuCom and CompuCom Subsidiary shall have performed their obligations, and shall have complied with their covenants and agreements, under this Agreement.


                                    ARTICLE X

                        TERMINATION; PAYMENT OF EXPENSES

         10.1 Termination of Agreement and Abandonment of Merger. Anything herein to the contrary notwithstanding, this Agreement and the Merger contemplated hereby may be terminated at any time before the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company, as follows:

              (a) Mutual Consent. By mutual written consent of CompuCom and the Company.

              (b) CompuCom or the Company. By either CompuCom or the Company (i) if the Merger shall not have occurred prior to August 1, 1998; provided, however, that the right to terminate the Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under the Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of a representation or warranty under the Agreement by such party; or (ii) if any Tribunal shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of the Company Common Stock pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable.

              (c) CompuCom or the CompuCom Subsidiary. By CompuCom or the CompuCom Subsidiary if (i) any of the representations and warranties of the Company contained in this Agreement shall not have been, or shall cease to be, true and correct in all material respects (whether because of circumstances or events occurring in whole or in part prior to, on or after the date of this Agreement), or (ii) the Company shall have breached or failed to perform in any material respect any covenant or agreement to be performed by it pursuant to this Agreement; provided, that CompuCom or CompuCom Subsidiary may not terminate the Agreement pursuant to this Section 10.1(c) if CompuCom or CompuCom Subsidiary is at such time in breach of its obligations under this Agreement.

              (d) Company. By the Company (i) in connection with entering into a definitive agreement in accordance with Section 7.3(b), provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee and has paid any Indebtedness owing to CompuCom as provided in Section 7.3; or (ii) if (A) any of the representations and warranties of CompuCom or the CompuCom Subsidiary contained in this Agreement shall not have been, or shall cease to be, true and correct in all material respects (whether because of circumstances or events occurring in whole or in part prior to, on or after the date of this Agreement) or (B) CompuCom or the CompuCom Subsidiary shall have breached or failed to perform in any material respect any covenant or agreement to be performed by them pursuant to this Agreement, provided, that the Company may not terminate the Agreement pursuant to this Section 10.1(d) if the Company is at such time in breach of its obligations under this Agreement.

         10.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or CompuCom as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the party of CompuCom, CompuCom Subsidiary or the Company or their respective officers or directors, except with respect to Section 5.27, this
Section 10.2 and Article XII; provided, however, that nothing herein shall relieve any party for liability for any breach hereof.

         10.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the approval of the Company's shareholders (if required by law), but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 10.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under the Agreement or otherwise shall not constitute a waiver of those rights.

         10.5 Fees and Expenses.

              (a) Except as provided below in this Section 10.5, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

              (b) If (i) the Company shall terminate this Agreement pursuant to
Section 10.1(d)(i), (ii) CompuCom shall terminate this Agreement pursuant to
Section 10.1(c)(ii) hereof, or (iii) either the Company or CompuCom terminates this Agreement pursuant to Section

10.1(b)(i) and (A) prior thereto there shall have been publicly announced another Takeover Proposal and (B) a Takeover Proposal shall be consummated on or prior to July 31, 1998, the Company shall pay to CompuCom an amount equal to $1,000,000 (the "Termination Fee") which shall be payable in same day funds. The Termination Fee shall be paid (x) in the case of terminations referenced in subparts (i) and (ii) above, concurrently with any such termination and (y) in the case of termination referenced in subpart (iii) above, at the time of the commencement of the Takeover Proposal as described in subpart (iii) above.


                                   ARTICLE XI

                                     GENERAL

         11.1 Release of Information. The Company and CompuCom shall, subject to their respective legal obligations (including requirements of the Nasdaq National Market and other similar regulatory bodies), cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby. Each of the Company and CompuCom shall furnish to the other drafts of all releases prior to publication and agree to promptly consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with the Nasdaq National Market with respect thereto; provided, however, that each party shall have the right, in the event of any disagreement between CompuCom and the Company about the timing or content of any such releases or other public statements or filings, to issue such releases or other public statements or to file such filings as it is advised by counsel that it is required to make to assure continued compliance with federal and state securities laws.

         11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (provided proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by light notice):

              (a) If to CompuCom or the CompuCom Subsidiary, to:

                  CompuCom Systems, Inc.
                  7171 Forest Lane
                  Dallas, Texas  75230
                  Attention:  Lazane Smith, Sr. Vice President, Finance and
                                            Chief Financial Officer
                  Telecopy No.:  (972) 856-5395

                           With a copy (which shall not constitute effective notice) to:

                           Strasburger & Price, L.L.P.
                           901 Main Street, Suite 4300
                           Dallas, Texas  75202
                           Attention:  Frederick J. Fowler, Esq.
                           Telecopy No.:  (214) 651-4330

                  (b)      If to the Company, to:

                           Dataflex Corporation
                           2145 Calumet Street
                           Clearwater, Florida  33765
                           Attention: Philip Doganiero, Chairman of the Board Telecopy No.: (813) 562-2243

                           With a copy (which shall not constitute effective notice) to:

                           Holland & Knight, LLP
                           400 N. Ashley Street, Suite 2050
                           Tampa, Florida  33602
                           Attention:  Robert J. Grammig, Esq.
                           Telecopy No.:  (813) 229-0134

         11.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, provided that neither this Agreement nor any rights or obligations hereunder may be assigned without the written consent of the other parties except that (i) CompuCom may assign any or all of its rights hereunder to any Affiliate of CompuCom, and (ii) the CompuCom Subsidiary may assign any or all of its rights hereunder to any other newly organized corporation under the laws of the State of Florida, all of the capital stock of which is owned directly or indirectly by CompuCom; provided, however, CompuCom shall remain liable on a direct and primary basis for the performance of any such direct or indirect subsidiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto, any permitted assignee, holders of shares of Company Common Stock, holders of Options and Indemnities) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

         11.4 Further Assurances. Each party hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things that may be necessary or appropriate to consummate and to make effective the transactions contemplated by this Agreement, including, without limitation, the execution and delivery of such other certificates, agreements, instruments and documents and the provision of all such information as may be necessary or appropriate as aforesaid.

         11.5 Specific Performance. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative. Each party hereto acknowledges and agrees to any breach of the agreements and covenants contained in this Agreement would cause irreparable injury to the other parties hereto for which such parties would have no adequate remedy at law. In addition to any other remedy to which any party hereto may be entitled, each party hereto agrees that temporary and permanent injunctive and other equitable relief and specific performance may be granted without proof of actual damages or inadequacy of legal remedy in any proceeding that may be brought to enforce any of the provisions of this Agreement.

         11.6 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

         11.7 Entire Agreement. This Agreement (including the exhibits and schedules including, without limitation, the Disclosure Schedule hereto) and the documents and instruments executed and delivered in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith. All exhibits and schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

         11.8 Governing Law. This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the substantive laws of the State of Florida, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction.

         11.9 Certain Construction Rules. The article and section headings and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years and (b) any reference to a "Section," "Article," "Exhibit" or "Schedule" shall be deemed to refer to a section or article of this Agreement or an exhibit or schedule attached to this Agreement. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

         11.10 Survival of Covenants, Representations and Warranties. The respective covenants, representations and warranties of CompuCom, the Company and the CompuCom Subsidiary contained herein shall expire and be terminated on the Effective Time, unless specifically herein provided.

         11.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                    THE COMPANY:

                                    DATAFLEX CORPORATION



                                    By:
                                       ------------------------------------
                                       Richard C. Rose
                                       Chief Executive Officer


                                    COMPUCOM:

                                    COMPUCOM SYSTEMS, INC.



                                    By:
                                       ------------------------------------
                                       Edward Anderson
                                       Chief Executive Officer


                                    THE COMPUCOM SUBSIDIARY:

                                    COMPUCOM ACQUISITION CORP.


                                    By:
                                       ------------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------

                                  SCHEDULE 1.1

                                   DEFINITIONS


         "33 Act" has the meaning specified in Section 5.4(b).

         "Accounts Receivable" as of any specified date means the accounts receivable (including, without limitation, any "accounts" as defined under the Uniform Commercial Code of the State of Florida) and notes receivable of the Company as of that date, including any Indebtedness arising from the sale or license of goods or the performance of services by the Company and the right to payment of any interest or finance charges or similar fees or charges relating thereto.

         "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

         "Agreement" has the meaning specified in the preamble hereof.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and as in effect on the date hereof.

         "Certificates" has the meaning specified in Section 4.3.

         "Closing" has the meaning specified in Section 2.2.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "Company" has the meaning specified in the preamble hereof.

         "Company 10-K" has the meaning specified in Section 7.2(c).

         "Company 1997 Financial Statements" has the meaning specified in
Section 5.7.

         "Company Common Stock" has the meaning specified in the recitals hereof.

         "Company Filed SEC Documents" has the meaning specified in Section 5.7.

         "Company IP" means, collectively, the Owned IP and the Not-Owned IP.

         "Company Option Plans" has the meaning specified in Section 4.6(a).

         "Company SEC Documents" has the meaning specified in Section 5.6.

         "CompuCom" has the meaning specified in the preamble hereof.

         "CompuCom Subsidiary" has the meaning specified in the preamble hereof.

         "Confidential Software" has the meaning specified in Section
5.12(c)(ii).

         "Confidentiality Contract" has the meaning specified in Section 5.12(c)(ii).

         "Consent" means any consent, approval, permit, notice, action, authorization or giving of notice to any Person not a party to this Agreement.

         "Contract" means, with respect to any Person, any contract, agreement, understanding or other instrument or obligation (whether oral or written, pending or executory) to which such Person is a party or by which such Person or such Person's properties or assets are or may be bound.

         "Disbursing Agent" has the meaning specified in Section 3.3(a).

         "Disclosure Schedule" has the meaning specified in Section 2.1.

         "Effective Time" means the date and time at which the Merger becomes effective as provided in Section 3.2.

         "Employee Benefit Plans" has the meanings specified in Section 5.15(a).

         "Environmental Laws" mean any Legal Requirement relating to (i) emissions, discharges, releases, threatened releases, or the presence of pollutants, contaminants, toxic materials, waste, Hazardous Substances or other substances into or in the environment, including, but not limited to, ambient air, surface water, groundwater, publicly owned treatment works, septic systems or land; (ii) the use, treatment, storage, disposal, handling, manufacturing, sale, transportation or shipment of any Hazardous Substance, toxic materials, waste, material, substances, products or by-products as defined in CERCLA; or
(iii) otherwise relating to the pollution or protection of health, safety or environment.

         "ERISA" has the meaning specified in Section 5.15(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FBCA" has the meaning specified in Section 3.1.

         "GAAP" means generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting

Principles Board or other appropriate board or committee (other than the Emerging Standards Committee), and which are consistently applied for all periods so as to present fairly the financial condition, the results of operations and the cash flows of the relevant Person or Persons.

         "Hazardous Substance" means hazardous substance as defined in CERCLA, any petroleum or petroleum based substance, natural gas or any other hazardous, toxic or noxious pollutant, material or substance.

         "HSR Act" has the meaning specified in Section 5.4(b).

         "Indebtedness" means, with respect to any Person, all obligations, contingent or otherwise, which in accordance with GAAP would be required to be presented upon the such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on property owned or acquired by such Person or a subsidiary thereof, whether or not the liability secured thereby shall have been assumed by or shall otherwise be the Person's legal liability, capitalized lease obligations and all guarantees, endorsements and other contingent obligations in respect of Indebtedness of other Persons.

         "Indemnified Parties" has the meaning specified in Section 8.6(a).

         "Intellectual Property" shall mean and include (a) all domestic and foreign patents (including, without limitation, certificates of invention and other patent equivalents), patent applications and patents issuing therefrom as well as any division, continuation or continuation in part thereof, and any reissue, extension, revival or renewal of any patent; (b) all domestic and foreign trademarks (whether registered or at common law), trade names, service marks, assumed names, trade dress, logos and registrations for and applications to register any of the same; (c) copyrights and registration of claim to copyright, (d) novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, designs, expressions, theories and ideas, whether or not patentable; (e) Software; and (f) Trade Secrets.

         "Know-How" means scientific, engineering, mechanical, electrical, financial, marketing or practical knowledge or experience useful in the business and operations of the Company.

         "Knowledge" means with respect to a particular fact or other matter, the actual current knowledge of David Castel, Stephen Terp, Steve Morse, Mickey Bland, Deborah Medley, Daniel Bisaillon, Judy Wilkey, Mariano Dy-liacco and the executive officers and directors of the Company after having conducted a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         "Legal Requirement" means any domestic, foreign or international law, treaty, ordinance, statute, rule or regulation of any Tribunal or any Order.

         "Lien" means, with respect to any properties or assets, any mortgage, pledge, hypothecation, assignment, security interest, lien, tax lien, assessment, lease, sublease, adverse claim, levy, charge, liability or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or character whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction) in respect of such properties or assets.

         "Material Adverse Effect" means a material adverse effect (which shall be deemed to include, without limitation, any adverse effect aggregating $150,000 or more) on the business, operations, affairs, condition (financial or otherwise), results of operations, properties, assets, liabilities or prospects of the Company or, after the Effective Time, the Surviving Corporation.

         "Merger" has the meaning specified in the preambles.

         "Merger Consideration" has the meaning specified in the preambles.

         "Miscellaneous Software Components" has the meaning specified in the definition of "Software."

         "Multiemployer Plans" has the meaning specified in Section 5.15(a).

         "Notice of Superior Proposal" has the meaning specified in Section 7.3(b).

         "Not-Owned IP" has the meaning specified in Section 5.12(a)(ii).

         "Not-Owned Software" has the meaning specified in Section 5.12(b)(ii).

         "Options" means options of the Company to purchase shares of Company Common Stock, as granted pursuant to the Company's two Incentive Stock Option Plans and its five Incentive and Nonqualified Stock Option Plans.

         "Order" means any decision, judgment, order, writ, injunction, decree, award or determination of any Tribunal.

         "Owned IP" has the meaning specified in Section 5.12(a)(i).

         "Owned Software" has the meaning specified in Section 5.12(b)(i).

         "Pension Plans" has the meaning specified in Section 5.15(a).

         "Person" means any corporation, association, partnership, joint venture, organization, individual, business, trust or any other entity or organization of any kind or character, including a Tribunal.

         "Proxy Statement" has the meaning specified in Section 5.4(b).

         "Qualified Plans" has the meaning specified in Section 5.15(b).

         "Schedule 14D-1" has the meaning specified in Section 2.1(b).

         "Schedule 14D-9" has the meaning specified in Section 2.2(b).

         "SEC" means the Securities and Exchange Commission.

         "Shareholders Meeting" has the meaning specified in Section 7.4(b).

         "Software" means the expression of an organized set of instructions in a natural or coded language which is contained on a physical media of any nature (e.g., written, electronic, magnetic, optical or otherwise) and which may be used with a computer or other automated data processing equipment device of any nature which is based on digital technology, to make such computer or other device operate in a particular manner and for a certain purpose, as well as any related documentation for such set of instructions. The term shall include computer programs in source and object code, test or other significant data libraries, user documentation for computer programs, and any of the following which is contained on a physical media of any nature and which is used in the design, development, modification, enhancement, testing, installation, maintenance, diagnosis or assurance of the performance of a computer program (collectively, "Miscellaneous Software Components"): flow diagrams, masks, input and output formats, file layouts, database formats, test programs, installation and operating instructions, diagnostic and maintenance instructions, and other similar materials and information.

         "Superior Proposal" has the meaning specified in Section 7.3(b).

         "Surviving Corporation" has the meaning specified in Section 3.1.

         "Takeover Proposal" has the meaning specified in Section 7.3(a).

         "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities (including, without limitation, income, receipts, ad valorem, value added, excise, property (whether real property or personal property), windfall profit, sales, occupation, service, stamp, use, licensing, withholding, employment, payroll, share, capital, surplus, franchise, occupational or other taxes imposed by any Tribunal, whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and includes any interest, fines, penalties, assessments, deficiencies, or additions to tax.

         "Termination Fee" has the meaning specified in Section 10.5.

         "Trade Secrets" means any formula, design, device or compilation of information which is used or held for use in the business and operations of the Company, which gives the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by the public. Trade Secrets can include, by way of example, information contained on drawings and other documents, and information relating to research, development or testing; provided, however, that for purposes of this Agreement, Trade Secrets shall not include Software.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or any foreign or domestic state, province, commonwealth, nation, territory, possession, country, parish, town, township, village or municipality.

                                                                     APPENDIX II


                           [RAYMOND JAMES LETTERHEAD]


Aril 9, 1998


Board of Directors
Dataflex Corporation
2145 Calumet Street
Clearwater, FL 33765

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of the outstanding common stock, no par value, (the "Common Stock") of Dataflex Corporation ("Dataflex") of the consideration to be received in connection with the proposed merger (the "Merger") of CompuCom Systems, Inc. ("CompuCom") with Dataflex pursuant and subject to the Agreement and Plan of Merger among Dataflex, CompuCom and CompuCom Acquisition Corp. (the "Agreement"). The consideration to be offered by CompuCom in exchange for all the outstanding Common Stock of Dataflex will be $4.10 per share.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have, among other things:

1.  reviewed the financial terms and conditions as stated in the Agreement;

2. reviewed the audited financial statements of Dataflex as of and for the years ended March 31, 1997 and 1996;

3. reviewed the Dataflex Quarterly Reports filed on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997;

4. reviewed other Dataflex financial and operating information requested from and/or provided by Dataflex;

5. discussed with the management of Dataflex the financial projections and anticipated growth rates and margins of Dataflex through the year ended December 31, 2002;

6.  reviewed certain other publicly available information on Dataflex; and

7. discussed with members of the senior management of Dataflex certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

We have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by Dataflex, CompuCom or any other party and have not attempted to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of Dataflex. With

Dataflex Corporation
April 9, 1998
Page 2



respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of April 9, 1998 and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Agreement or the availability or advisability of any alternatives to the Merger.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of Dataflex and certain other publicly held companies in businesses we believe to be comparable to Dataflex; (ii) the current and projected financial position and results of operations of Dataflex;
(iii) the historical market prices and trading activity of the Common Stock of Dataflex; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets.

Raymond James & Associates, Inc. ("Raymond James") is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to Dataflex in connection with the proposed Merger and will receive a fee for such services, which fee is contingent upon consummation of the Merger. Raymond James will also receive a fee upon the delivery of this opinion. In addition Dataflex has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of Dataflex for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of Dataflex only in evaluating the proposed Merger and does not constitute a recommendation to any shareholder of Dataflex regarding how said shareholder should vote on the proposed Merger, nor is this letter intended to confer rights or remedies upon CompuCom or the shareholders of the Company or

Board of Directors
Dataflex Corporation
April 9, 1998
Page 3



CompuCom. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

Based upon and subject to the foregoing, it is our opinion that, as of April 9, 1998, the consideration to be received by the shareholders of Dataflex pursuant to the Agreement is fair, from a financial point of view, to the holders of Dataflex's outstanding Common Stock.



Very truly yours,






RAYMOND JAMES & ASSOCIATES, INC.

                              DATAFLEX CORPORATION
                              2145 CALUMET STREET
                           CLEARWATER, FLORIDA 34625

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder hereby appoints Philip Doganiero, Richard C. Rose and Anthony G. Lembo, or any of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Dataflex Corporation held of record by the undersigned shareholder on May 15, 1998, at the Special Meeting of Shareholders to be held on June 26, 1998 or any adjournment thereof.

1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 10, 1998, by and among CompuCom Systems, Inc. ("CompuCom"), CompuCom Acquisition Corp., a wholly owned subsidiary of CompuCom ("CompuCom Subsidiary"), and the Company, pursuant to which: (i) CompuCom Subsidiary will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of CompuCom and (ii) each outstanding share of common stock, no par value per share, of the Company, will be converted into the right to receive $4.10 in cash, without interest.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

             (Continued and to be dated and signed on reverse side)

                          (continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                  PLEASE MARK, SIGN, DATE, AND
                                                  RETURN THE PROXY CARD PROMPTLY
                                                  USING THE ENCLOSED ENVELOPE

                                                  Dated:                  , 1998
                                                        ------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly